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                                                                    EXHIBIT 10.1

                        PURCHASE AND ASSUMPTION AGREEMENT

                                 by and between

                            Androscoggin Savings Bank

                                       and

                      Bar Harbor Banking and Trust Company

October 27, 2003

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                                TABLE OF CONTENTS

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ARTICLE I             DEFINITIONS................................................................................   1
Section 1.1.          Defined Terms..............................................................................   1
Section 1.2.          Accounting Terms...........................................................................   8
ARTICLE II            PURCHASE AND SALE OF PURCHASED ASSETS AND ASSIGNMENT AND ASSUMPTION OF
                      ASSUMED LIABILITIES........................................................................   8
Section 2.1.          Purchase and Sale of Assets, No Other Assets Purchased.....................................   8
Section 2.2.          Assumed Liabilities........................................................................   9
ARTICLE III           PURCHASE PRICE; PAYMENT; SETTLEMENT; TAX ALLOCATION........................................  10
Section 3.1.          Purchase Price.............................................................................  10
Section 3.2.          Payment at Closing.........................................................................  11
Section 3.3.          Adjustment of Estimated Payment Amount.....................................................  11
Section 3.4.          Allocation of Purchase Price...............................................................  11
Section 3.5.          Proration, Other Closing Date Adjustments..................................................  12
ARTICLE IV            TAXES......................................................................................  13
Section 4.1.          Sales, Transfer and Use Taxes..............................................................  13
Section 4.2.          Information Reports........................................................................  13
ARTICLE V             CLOSING....................................................................................  14
Section 5.1.          Closing Date...............................................................................  14
Section 5.2.          Seller's Deliveries........................................................................  15
Section 5.3.          Purchaser's Deliveries.....................................................................  16
ARTICLE VI            REPRESENTATIONS AND WARRANTIES OF SELLER...................................................  17
Section 6.1.          Organization...............................................................................  17
Section 6.2.          Authority..................................................................................  18
Section 6.3.          Non-Contravention..........................................................................  18
Section 6.4.          Compliance with Law........................................................................  18
Section 6.5.          Legal Proceedings..........................................................................  18
Section 6.6.          Title to Purchased Assets..................................................................  19
Section 6.7.          Loans......................................................................................  19
Section 6.8.          No Broker..................................................................................  20
Section 6.9.          Books and Records..........................................................................  20
Section 6.10.         Certain Labor Matters......................................................................  20
Section 6.11.         Fiduciary Obligations......................................................................  20
Section 6.12.         Agreements with Regulatory Authorities.....................................................  20
Section 6.13.         Limitations on and Disclaimer of Representations and Warranties and Purchaser's
                      Release in Connection Therewith............................................................  21
Section 6.14.         WARN Act...................................................................................  23
Section 6.15.         Excluded Deposits..........................................................................  24
Section 6.16.         Included Deposits..........................................................................  24
Section 6.17.         Use of Assets..............................................................................  24
ARTICLE VII           REPRESENTATIONS AND WARRANTIES OF PURCHASER................................................  24
Section 7.1.          Organization...............................................................................  24
Section 7.2.          Authority..................................................................................  24
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Section 7.3.          Non-Contravention..........................................................................  25
Section 7.4.          Legal Proceedings..........................................................................  25
Section 7.5.          Consents and Other Regulatory Matters......................................................  25
Section 7.6.          WARN Act...................................................................................  26
Section 7.7.          Capital Available..........................................................................  26
Section 7.8.          No Broker..................................................................................  26
Section 7.9.          Agreements with Regulatory Authorities.....................................................  26
ARTICLE VIII          COVENANTS OF SELLER........................................................................  27
Section 8.1.          Conduct of the Business....................................................................  27
Section 8.2.          Regulatory Approvals.......................................................................  27
Section 8.3.          Nonsolicitation............................................................................  27
Section 8.4.          Nonsolicitation of Purchaser's Employees...................................................  28
Section 8.5.          Maintenance of Premises....................................................................  28
Section 8.6.          Establishment of Facilities................................................................  28
Section 8.7.          Loan Documentation.........................................................................  29
ARTICLE IX            COVENANTS OF PURCHASER.....................................................................  29
Section 9.1.          Regulatory Approvals and Standards.........................................................  29
Section 9.2.          Solicitation of Accounts...................................................................  30
Section 9.3.          Recording of Instruments of Assignment.....................................................  30
Section 9.4.          Transferred Employees......................................................................  30
Section 9.5.          Interviews.................................................................................  31
Section 9.6.          Other Transactions.........................................................................  32
Section 9.7.          Nonsolicitation of Seller's Employees......................................................  32
ARTICLE X             ACCESS; EMPLOYEE AND CUSTOMER COMMUNICATIONS...............................................  32
Section 10.1.         Access by Purchaser........................................................................  32
Section 10.2.         Communications to Employees, Training......................................................  32
Section 10.3.         Communications with Customers..............................................................  33
ARTICLE XI            TRANSITIONAL MATTERS.......................................................................  34
Section 11.1.         Payment of Deposit Liabilities.............................................................  34
Section 11.2.         Delivery of Purchaser's Check Forms........................................................  34
Section 11.3.         Uncollected Checks Returned to Seller......................................................  35
Section 11.4.         Default on Loan Payments to Seller.........................................................  35
Section 11.5.         Notices to Obligors on Loans...............................................................  35
Section 11.6.         New Telephone Numbers......................................................................  36
Section 11.7.         New ATM/Debit Cards........................................................................  36
Section 11.8.         Signage....................................................................................  36
Section 11.9.         Actions With Respect to IRA, Keogh Plan and Employee Pension Plan Deposit Liabilities......  36
Section 11.10.        Bulk Transfer Laws.........................................................................  38
Section 11.11.        Seller's Statements to Customers...........................................................  38
Section 11.12.        Equipment Conversion and Installation......................................................  38
Section 11.13.        Post-Closing Settlement....................................................................  38
Section 11.14.        Post-Closing Cooperation Generally.........................................................  38
ARTICLE XII           CONDITIONS TO CLOSING......................................................................  39
Section 12.1.         Conditions to Obligations of Seller........................................................  39
Section 12.2.         Conditions to Obligations of Purchaser.....................................................  39

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ARTICLE XIII          DATA PROCESSING............................................................................  40
Section 13.1.         Conversion.................................................................................  40
ARTICLE XIV           INDEMNITY..................................................................................  41
Section 14.1.         Seller's Indemnity.........................................................................  41
Section 14.2.         Purchaser Indemnity........................................................................  41
Section 14.3.         Indemnification Procedure..................................................................  42
Section 14.4.         Limitations on Liability...................................................................  42
Section 14.5.         General....................................................................................  43
Section 14.6.         Survival...................................................................................  44
ARTICLE XV            POST-CLOSING MATTERS.......................................................................  44
Section 15.1.         Further Assurances.........................................................................  44
Section 15.2.         Access to and Retention of Books and Records...............................................  44
Section 15.3.         Deposit Histories..........................................................................  45
ARTICLE XVI           MISCELLANEOUS..............................................................................  45
Section 16.1.         Expenses...................................................................................  45
Section 16.2.         Trade Names and Trademarks.................................................................  45
Section 16.3.         Termination:  Extension of Closing Date....................................................  46
Section 16.4.         Modification and Waiver....................................................................  46
Section 16.5.         Binding Effect: Assignment.................................................................  46
Section 16.6.         Confidentiality............................................................................  47
Section 16.7.         Entire Agreement; Governing Law............................................................  47
Section 16.8.         Consent to Jurisdiction; Waiver of Jury Trial..............................................  48
Section 16.9.         Waiver of Certain Damages..................................................................  48
Section 16.10.        Severability...............................................................................  48
Section 16.11.        Counterparts...............................................................................  48
Section 16.12.        Notices....................................................................................  48
Section 16.13.        Interpretation.............................................................................  49
Section 16.14.        Specific Performance.......................................................................  50
Section 16.15.        No Third Party Beneficiaries...............................................................  50
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                                     - iii -

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SCHEDULES

Schedule 1.1(b)              List of Bank Employees
Schedule 1.1(c)              List of Deposit Liabilities
Schedule 1.1(e)              List of Excluded Fixed Assets
Schedule 1.1(f)              List of Fixed Assets
Schedule 1.1(g)              List of Loans
Schedule 1.1(h)              Permitted Exceptions
Schedule 1.1(i)              Description of Premises
Schedule 1.1(k)              Region Zip Codes
Schedule 3.1(a)              Price Adjustments
Schedule 3.1(b)              Premises Purchase Price and Value of Fixed Assets
Schedule 3.4                 Allocation of Purchase Price
Schedule 3.5                 Schedule for Safe Deposit Accounts
Schedule 6.10                Employee Benefit Plans
Schedule 7.5                 Regulatory Approvals
Schedule 13.1                Conversion of Account Information
Schedule 16.2                List of Tradenames and Trademarks

                                     - iv -

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EXHIBITS

Exhibit A                    Form of Quitclaim Deed with Covenant
Exhibit B                    Form of Bill of Sale for the Personalty
Exhibit C                    Form of Assignment and Assumption Agreement
Exhibit D                    Form of Seller's Officer's Certificate
Exhibit E                    Form of FIRPTA Affidavit
Exhibit F                    Form of Purchaser's Officer's Certificate
Exhibit G                    Form of Limited Power of Attorney

                        PURCHASE AND ASSUMPTION AGREEMENT

         This Purchase and Assumption Agreement (the "Agreement") dated as of October 27, 2003, by and between Androscoggin Savings Bank, a Maine-chartered bank headquartered at 30 Lisbon Street, Lewiston, Maine 04240 ("Seller") and Bar Harbor Banking and Trust Company, a financial institution chartered under the laws of the State of Maine and headquartered at 82 Main Street, Bar Harbor, Maine 04609 ("Purchaser").

         WHEREAS, Seller desires to sell, and Purchaser desires to acquire certain assets of Seller in accordance with the terms and provisions of this Agreement; and

         WHEREAS, Seller desires to transfer to Purchaser, and Purchaser desires to assume from Seller, certain liabilities of Seller in accordance with the terms and provisions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby subject to the terms and conditions set forth herein, Seller and Purchaser agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.1. DEFINED TERMS.

         As used in this Agreement, the following terms shall have the following meanings:

         "Accrued Interest" shall mean, as of any date, (a) with respect to the Deposit Liabilities, the interest, dividends, fees, costs and other charges that have been accrued on but not paid, credited, or charged to the Deposit Liabilities, and (b) with respect to the Loans, the Advance Lines and the Negative Deposits, interest, fees, premiums, consignment fees, costs and other charges that have accrued on or been charged to the Loans, the Advance Lines and the Negative Deposits but not paid by the applicable borrower, or any guarantor, surety or other obligor therefor, or otherwise collected by offset, recourse to collateral or otherwise.

         "ADA" shall mean the Americans with Disabilities Act of 1990, as amended, and similar state and local laws, regulations, rules and ordinances.

         "Adjusted Payment Amount" shall have the meaning specified in Section 3.3(a).

         "Advance Lines" shall mean all overdraft lines of credit to owners of the Deposit Liabilities, plus any and all Accrued Interest thereon (to the extent such Accrued Interest shall be outstanding and unpaid for ninety (90) days or less prior to the Closing Date), as of the close of business on the Closing Date.

         "Affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, or a director, officer, partner, joint venturer or member of such Person and any successors of such Person.

         "Assets" shall mean the Premises, the Fixed Assets, the Loans, the Cash and the Safe Deposit Agreements and all keys for the related safe deposit boxes.

         "Assignment and Assumption Agreement" shall have the meaning specified in Section 5.2(f).

         "Assumed Liabilities" shall have the meaning specified in Section 2.2.

         "Bank Employees" shall mean the employees of Seller listed on Schedule 1.1(b) hereto, but excluding such employees who shall leave Seller's employ between the date hereof and the close of business on the Closing Date, and including replacements of such employees made in the ordinary course of business between the date hereof and the Closing Date and including any Person who fills a vacant position at the Branch in the ordinary course of business between the date hereof and the Closing Date to provide Branch services to Customers, provided that Purchaser has given its written consent, which will not be unreasonably withheld, prior to Seller hiring any replacements or filling any vacancies between the date hereof and the Closing Date.

         "Branch" shall mean the branch office of Seller to be acquired by Purchaser, which is located at 245 Camden Street, Rockland, Maine.

         "Business" shall mean the banking business conducted at the Branch, and shall include the Assets, Bank Employees, and Liabilities.

         "Business Day" shall mean any day that the Federal Reserve Bank of Boston is open.

         "Cash" shall mean all petty cash, vault cash, teller cash, and prepaid postage located at the Branch (excluding foreign currency), in each case as of the close of business at the Branch on the Closing Date.

         "Closing" shall have the meaning specified in Section 5.1(a).

         "Closing Date" shall have the meaning specified in Section 5.1(a).

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

         "Confidentiality Agreement" shall mean that certain letter agreement between Purchaser and Seller dated as of September 5, 2003 and executed by Purchaser on September 9, 2003.

         "Customers" shall mean, individually and collectively, (a) the Persons named as the owners of the deposit accounts relating to the Deposit Liabilities,
(b) the primary obligors under the Loans, and (c) the parties (other than Seller and its Affiliates) to the Safe Deposit Agreements.

         "Customer Notices" shall have the meaning specified in Section 10.3(a).

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         "Damages" shall have the meaning specified in Section 14.1.

         "Deposit accounts" means insured deposits, as defined in Section 3(m)(1) of the FDIA, as amended, booked at the Branch, without regard to whether the same are collected or uncollected funds and without regard to whether the balance in any such account is in excess of the limit of the amount of FDIC deposit insurance coverage for the account.

         "Deposit Liabilities" or "Deposit Liability" shall mean all of Seller's obligations and liabilities relating to (a) the deposit accounts listed on
Schedule 1.1(c) hereto, and (b) deposit accounts which are opened at the Branch between the date indicated on Schedule 1.1(c) and the close of business on the Closing Date, including, without limitation, all passbook accounts, statement savings accounts, checking, Money Market and NOW accounts, certificates of deposit, and IRA, Keogh Plan and Employee Pension Plan accounts, together with Accrued Interest thereon, all as exists at the close of business on the Closing Date, but excluding any claim or other liability relating to the origination of any such deposit account or the administration of any such deposit account prior to the close of business on the Closing Date, and excluding: the Excluded IRA/Keogh/Employee Pension Plan Deposits and the Excluded Deposits.

         "Deposit Premium" shall have the meaning specified in Section 3.1(a).

         "Draft Closing Statement" shall mean a draft closing statement as of the close of business of the fifth Business Day immediately preceding the Closing Date setting forth an estimate of the Purchase Price (including all adjustments and prorations thereto).

         "Employee Pension Plan" shall mean any employee pension plan for which Seller serves as a trustee, including but not limited to, employee pension benefit plans as defined in Section 3(2) of ERISA, retirement plans qualified under the requirements of Section 401 (a) of the Code, nonqualified deferred compensation plans, excess benefit plans and supplemental executive retirement plans.

         "Environmental Laws" shall mean all Federal, state or local laws, rules, regulations, codes, ordinances, or by-laws, and any judicial or administrative interpretations thereof, including orders, decrees, judgments, rulings, directives or notices of violation, that create duties, obligations or liabilities with respect to (a) human health or (b) environmental pollution, impairment or disruption, including, without limitation, laws governing the existence, use, storage, treatment, discharge, release, containment, transportation, generation, manufacture, refinement, handling, production, disposal, or management of any Hazardous Materials, or otherwise regulating or providing for the protection of the environment and further including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Public Health Service Act (42 U.S.C.
Section 300 et seq.), the Pollution Prevention Act (42 U.S.C. Section 13101 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Safe Drinking Water Act (21 U.S.C. Section 349, 42 U.S.C. Sections 201, 300f), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq. ), and similar state and local statutes, and all regulations adopted pursuant thereto.

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         "Environment Report" shall have the meaning specified in Section
6.14(c).

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended (11 U.S.C. Section 1101 et seq.)

         "Estimated Payment Amount" shall have the meaning specified in Section 3.2.

         "Estimated Purchase Price" shall mean the estimate of the Purchase Price set forth on the Draft Closing Statement.

         "Excluded Deposits" shall mean (i) all Deposit Liabilities owned by employees of Seller or its Affiliates (other than Transferred Employees) or Affiliates of Seller, (ii) Deposit Liabilities subject to legal process, (iii) deposits which have been reported as abandoned property under the abandoned property laws of any jurisdiction, (iv) deposits relating to loans or other extensions of credit not included in the Purchased Assets, and (v) Deposit Liabilities constituting obligations of Seller represented by certified checks drawn on Seller.

         "Excluded Fixed Assets" shall mean (a) artwork, supplies, signs, marketing aids, trade fixtures or equipment specifically identifying or relating to Seller or any of its Affiliates located at the Branch and (b) any other personal property of Seller or any of its Affiliates identified on Schedule 1.1(e) hereto, less any such items consumed or disposed of, plus new similar items acquired or obtained, in the ordinary course of the operation of the Branch through the close of business on the Closing Date.

         "Excluded IRA/Keogh/Employee Pension Plan Deposits" shall have the meaning specified in Section 11.9(a).

         "FDIA" shall mean the Federal Deposit Insurance Act, as amended (12 U.S.C.Sections 1811 et seq.).

         "FDIC" shall mean the Federal Deposit Insurance Corporation.

         "Federal Funds Rate" means the near closing bid price for federal funds as quoted in the Wall Street Journal for the date in question.

         "Final" shall mean, as applied to any governmental order or action, that such order or action has not been stayed, vacated or otherwise rendered ineffective and either (a) the time period for taking an appeal therefrom shall have passed without an appeal therefrom having been taken, or (b) if any such appeal shall have been dismissed or resolved, all applicable periods for further appeal of such order or action shall have passed.

         "Final Approval Date" shall mean, with respect to the transactions contemplated hereby, the date upon which the last of the following has occurred:
(a) all Regulatory Approvals have been obtained; (b) all applicable regulatory notices which are required to be published or given prior to consummation of the transactions contemplated hereby have been published or given; (c) the filing of all applicable regulatory reports; and (d) the expiration of all applicable regulatory comment and waiting periods.

         "Final Loan Schedule" shall have the meaning specified in Section
3.3(a).

         "FIRPTA Affidavit" shall mean affidavits pursuant to Section 1445 of the Code certifying to the non-foreign entity status of Seller.

         "First Closing" shall have the meaning specified in Section 5.2(a).

         "Fixed Assets" shall mean (a) the telephone systems located at the Branch, and (b) copying machines, facsimile machines and scanners, and all of the furniture, fixtures, equipment and other assets of Seller, set forth on
Schedule 1.1(f) hereto, including but not limited to leasehold improvements, less any items consumed or disposed of, plus new items acquired or obtained, in the ordinary course of the operation of the Branch through the close of business on the Closing Date, but excluding the Excluded Fixed Assets.

         "GAAP" shall have the meaning specified in Section 1.2.

         "Hazardous Materials" means (a) any "hazardous material", "hazardous substance", "hazardous waste", "oil", "regulated substance", "toxic substance" or words of similar import as defined under any of the Environmental Laws, (b) asbestos in any form, (c) urea formaldehyde foam insulation, (d) polychlorinated biphenyls, (e) radon gas, (f) flammable explosives, (g) radioactive materials,
(h) any chemical, contaminant, solvent, material, pollutant or substance that may be dangerous or detrimental to any of the Branch, the environment or the health and safety of employees or other occupants of any of the Branch, and (i) any substance, the generation, storage, transportation, utilization, disposal, management, release or location of which, on, under or from any of the Branch is prohibited or otherwise regulated pursuant to any of the Environmental Laws.

         "Indemnified Party" shall have the meaning specified in Section 14.3.

         "Indemnitor" shall have the meaning specified in Section 14.3.

         "IRA" shall mean an individual retirement account as specified in
Section 408 and 408A of the Code.

         "IRS" shall mean the Internal Revenue Service of the United States.

         "Items" shall mean (a) transfers of funds by wire or through the Automated Clearing House, checks, drafts, negotiable orders of withdrawal and items of a like kind which are drawn on or deposited and credited to the Deposit Liabilities, and (b) payments, advances, disbursements, fees, reimbursements and items of a like kind which are debited or credited to the Loans.

         "Keogh Plan" shall mean an Employee Pension Plan covering self-employed individuals.

         "Knowledge" shall mean, with respect to Seller, the actual knowledge as of the date hereof, without further investigation, of any of Seller's officers that hold the title of senior vice president or above or that have responsibility with respect to the operations of the Business including, without limitation, information which is or has been in the books and records of Seller.

         "Laws" shall have the meaning specified in Section 6.4.

         "Liabilities" shall mean the Deposit Liabilities and any and all liabilities and obligations relating to or arising out of the Assets, to the extent that such liabilities and obligations arise or accrue after the close of business on the Closing Date, but including Unfunded Advances under the Loans included therein.

         "Lien" shall mean any lien, easement, restrictions, pledge, charge, encumbrance, security interest, mortgage, deed of trust, lease, option or other adverse claim of any kind or description.

         "Loan Value" shall mean, as of the Closing Date, the unpaid principal balance of the Loans, plus Accrued Interest thereon, less accrued servicing fees under arrangements with third parties to service such Loans.

         "Loan Premium" shall have the meaning specified in Section 3.1(a).

         "Loans" shall mean (a) the consumer, residential, home equity, commercial and small business loans, and lines of credit, listed on Schedule 1.1(g) hereto (excluding any reserves for loan losses) and all obligations of Seller to make additional extensions of credit in connection with such loans, as such loans may be increased, decreased, amended, renewed or extended in the ordinary course of business consistent with Seller's credit standards between the date indicated on Schedule 1.1(g) and the close of business on the Closing Date, and (b) loans of the same type of this listed on Schedule 1.1(g) which originate from customers located within the Region between the date indicated on
Schedule 1.1(g) and the close of business on the Closing Date, except for loans originated through Seller's indirect lending program, and credit card and student loans; provided, however, that Loans shall not include any loan, if such loan, as of the Closing Date, is (i) subject to a current legal proceeding related to a Customer's inability or refusal to pay such loan or (ii) not current and with respect to which proceedings are pending against the obligor or obligors of such loan under Title 11 of the United States Code or (iii) Nonperforming. Each Loan shall include all documents executed or delivered in connection with such loan to the extent such documents are in the loan file relating to such loan, any and all collateral held as security therefor or in which a security interest, Lien or mortgage has been granted and any and all guarantees, insurance and other credit enhancements relating thereto, together with Accrued Interest thereon, all as exists at the close of business on the Closing Date.

         "Material Adverse Effect" shall mean any circumstance, change in or effect on the Purchased Assets or the Assumed Liabilities that is materially adverse to the business, operation, results of operations or the financial condition of the Business; provided, however, that "Material Adverse Effect" shall not include any circumstance, change in or effect on the Business directly or indirectly arising out of or attributable to (a) changes in general economic, legal, regulatory or political conditions, (b) changes in prevailing interest rates, (c) changes in GAAP, (d) any actions taken or omitted to be taken pursuant to this Agreement, or (e) the announcement of the transactions contemplated by this Agreement.

         "Material Condition" shall mean, with respect to any Regulatory Approval, a condition or requirement that, individually or when aggregated with other conditions or requirements, would reduce materially the benefits which either Seller or Purchaser, as applicable, could reasonably have expected to derive from consummation of the transaction contemplated by this Agreement and which could not reasonably have been anticipated by the party adversely affected.

         "Negative Deposit" shall mean overdrafts in Deposit Liability accounts (that have been outstanding for 30 days or less) that are not covered by Advance Lines, plus any and all Accrued Interest thereon.

         "Nonperforming" shall mean as of the close of business on the Closing Date any Loan with respect to which any principal or interest shall be due and unpaid by the borrower thereunder for 90 days or more.

         "Purchaser's Account" shall have the meaning specified in Section 3.2.

         "Permitted Exceptions" shall mean the exceptions to title listed on
Schedule 1.1(h) hereto.

         "Permitted Liens" shall mean (a) Liens for taxes, assessments, governmental charges or levies not yet due and payable or which although delinquent can be paid without penalty or are being contested in good faith by appropriate proceedings, (b) Liens resulting from a filing by a lessor as a precautionary filing for a lease, (c) Liens imposed by law, such as carriers', warehousemen's, materialmens' and mechanics' Liens and other similar Liens arising in the ordinary course of business or which are being contested in good faith by appropriate proceedings and which are not material to the value of any Purchased Assets, and (d) any other Liens affecting the Purchased Assets which do not impede the ownership, operation or value of such Purchased Assets in any material respect.

         "Person" shall mean any individual, partnership, joint venture, corporation, trust, limited liability company, unincorporated organization, government or other entity.

         "Personalty" shall mean all of the Assets other than the Premises.

         "Premises" shall mean the real property described on Schedule 1.1(c) and all rights and appurtenances relating thereto, including, without limitation, all of Seller's rights, title and interest, if any, in and to adjacent streets, alleys, right of ways and easements.

         "Premises Purchase Price" shall mean, with respect to the Premises, the purchase price specified on Schedule 3.1(b) hereto.

         "Purchase Price" shall have the meaning specified in Section 3.1.

         "Purchased Assets" shall have the meaning specified in Section 2.1(a).

         "Purchaser" shall have the meaning specified in the preamble.

         "Quitclaim Deed" shall have the meaning specified in Section 5.2(d).

         "Region" shall mean the geographic region that includes the zip codes listed on Schedule 1.1(k).

         "Regulatory Approval" shall have the meaning specified in Section
7.5(a).

         "Safe Deposit Agreements" shall mean the agreements between Seller and a Customer or Customers relating to safe deposit boxes located in the Branch as of the close of business on the Closing Date. Schedule 3.5 sets forth the Safe Deposit Agreements immediately prior to execution of this Agreement.

         "Seller" shall mean Androscoggin Savings Bank and any of its Affiliates.

         "Survey Report" shall have the meaning specified in Section 6.13(d).

         "Taxes" shall have the meaning specified in Section 4.1.

         "Title Company" shall have the meaning specified in Section 5.2(a).

         "Title Defect" shall have the meaning specified in Section 5.2(a)(ii).

         "Transfer Date" shall mean the first Business Day following the Closing Date.

         "Transferred Employees" shall mean all Bank Employees who accept offers of employment from Purchaser as contemplated by Section 9.4(a).

         "UCC" shall mean the Uniform Commercial Code in effect in the State of Maine.

         "Unfunded Advance" shall mean an advance requested under a Loan on or prior to the Closing Date pursuant to the terms and provisions of such Loan that Seller is not obligated to fund until following the Closing Date.

         "WARN Act" shall mean the Worker Adjustment and Retraining Notification Act, as amended (29 U.S.C.Section 2101, et seq.) and similar state and local laws, regulations and other issuances.

SECTION 1.2. ACCOUNTING TERMS.

         All accounting terms not otherwise defined herein shall have the respective meanings assigned to them in accordance with "generally accepted accounting principles" consistently applied as in effect from time to time in the United States of America ("GAAP").

                                   ARTICLE II
            PURCHASE AND SALE OF PURCHASED ASSETS AND ASSIGNMENT AND
                        ASSUMPTION OF ASSUMED LIABILITIES

SECTION 2.1. PURCHASE AND SALE OF ASSETS, NO OTHER ASSETS PURCHASED.

         (a) Subject to the terms and conditions hereof, including without limitation the assumption by Purchaser of the Assumed Liabilities, as of the close of business on the Closing

Date, Seller shall sell, convey, assign, transfer and deliver to Purchaser, and Purchaser shall purchase and accept from Seller, all of Seller's right, title and interest in, to and under certain assets of the Seller as described below (collectively, the "Purchased Assets"):

                  (i)      The Assets;

                  (ii) All of Seller's rights with respect to the contracts and relationships giving rise to the Deposit Liabilities;

                  (iii) The Advance Lines and the Negative Deposits, each as of the close of business on the Closing Date;

                  (iv) All contract rights of Seller to the service and similar contracts relating to operation of the Branch, to the extent assignable and except to the extent that Purchaser elects not to accept such assignment;

                  (v) All insurance premiums paid by Seller to the FDIC which are allocated to insurance coverage for the Deposit Liabilities following the Closing Date, to the extent a proration or adjustment is made with respect thereto pursuant to Section 3.5; and

                  (vi) All of Seller's right, title and interest in and to all books and records relating to the Purchased Assets described in the other subsections of this Section 2.1(a) and the Assumed Liabilities, as such books and records may exist and as are held by Seller at the Branch.

         (b) Purchaser understands and agrees that it is purchasing only the Purchased Assets (and assuming only the Assumed Liabilities) specified in this Agreement and (i) except as may be expressly provided for in this Agreement, Purchaser has no interest in any other business relationship which Seller or any of its Affiliates has or may have with any Customer or (ii) any other customer of Seller or its Affiliates. Purchaser further understands and agrees that Seller and its Affiliates are retaining any and all rights and claims which any of them may have, including but not limited to indemnification or reimbursement rights, with respect to the Purchased Assets and the Assumed Liabilities, to the extent that such rights or claims relate to the conduct of the Business prior to the Closing.

SECTION 2.2. ASSUMED LIABILITIES.

         (a) Subject to the terms and conditions of this Agreement, completion of the transfer of the Purchased Assets to Purchaser pursuant to this Agreement, on the Closing Date, Purchaser shall assume, and thereafter honor and fully and timely, pay, perform and discharge when due, the following liabilities of Seller and shall perform all duties, responsibilities, and obligations of Seller under the following, to the extent that such liabilities, duties, responsibilities and obligations arise or accrue after close of business on the Closing Date (collectively, the "Assumed Liabilities"):

                  (i)      The Liabilities;

                  (ii) All of Seller's duties and responsibilities relating to the Deposit Liabilities, including without limitation, with respect to (x) the abandoned property laws of any state or (y) any other applicable law;

                  (iii) The Advance Lines and the Negative Deposits, each as of the close of business on the Closing Date;

                  (iv) Any of Seller's accrued and unpaid expenses related to the operations of the Business including without limitation the cost and expenses of any data processing to the extent a proration or adjustment is made with respect thereto pursuant to Section 3.5;

                  (v) Any and all liabilities or obligations under Environmental Laws relating to, resulting from or arising out of use or operation of the Branch by the Purchaser after the Closing Date.

                  (vi) Any and all other liabilities and obligations relating to or arising out of the Purchased Assets or Assumed Liabilities to be performed after the Closing or arising out of the operation of the Branch from and after the Closing Date, but only to the extent that such liabilities or obligations arise or accrue after the close of business on the Closing Date; and

                  (vii)    Unfunded Advances under the Loans.

         (b) Except for the Assumed Liabilities, and except as otherwise set forth in this Agreement, Purchaser shall not assume or be bound by any duties, responsibilities, obligations or liabilities of any kind or nature, whether known or unknown, whether asserted or unasserted, whether accrued or unaccrued, whether contingent or otherwise.

                                   ARTICLE III
               PURCHASE PRICE; PAYMENT; SETTLEMENT; TAX ALLOCATION

SECTION 3.1. PURCHASE PRICE.

         The purchase price for the Purchased Assets shall be an amount computed as follows (the "Purchase Price"):

         (a) The sum of $2,731,000 (the "Deposit Premium') and $447,000 (the "Loan Premium"), subject to adjustment as described in Schedule 3.1(a); PLUS

         (b) The Premises Purchase Price and the value of the Fixed Assets, as set forth in Schedule 3.1(b); PLUS

         (c)      The Loan Value; PLUS

         (d) The aggregate unpaid principal balance of the Advance Lines and the Negative Deposits, plus Accrued Interest thereon (to the extent such Accrued Interest shall be outstanding and unpaid for 90 days or less prior to the Closing Date), as of the close of business on the Closing Date; PLUS

         (e) The aggregate amount of Cash as of the close of business on the Closing Date.

SECTION 3.2. PAYMENT AT CLOSING.

         On or prior to the second Business Day immediately preceding the Closing Date, Seller shall deliver to Purchaser the Draft Closing Statement and shall make available such work papers, schedules and other supporting documentation as may be reasonably requested by Purchaser to enable it to verify such documentation. On the Closing Date, Seller shall pay to Purchaser, by wire transfer of immediately available funds to such account as the Purchaser shall advise no later than three Business Days prior to the Closing Date ("Purchaser's Account"), the amount by which the aggregate balance (including Accrued Interest) of the Deposit Liabilities as of the close of business on the fifth Business Day preceding the Closing Date exceeds the Estimated Purchase Price (the "Estimated Payment Amount").

SECTION 3.3. ADJUSTMENT OF ESTIMATED PAYMENT AMOUNT.

         (a) On or before 12:00 noon on the 30th day following the Closing Date, Seller shall deliver to Purchaser a statement setting forth (i) the Purchase Price (including all adjustments and prorations thereto) and each component thereof (including with respect to the Loans a Schedule as of the close of business on the Closing Date of the Loans (the "Final Loan Schedule")) and (ii) the amount of Deposit Liabilities (including Accrued Interest thereon) transferred to Purchaser as of the close of business on the Closing Date. Seller shall make available to Purchaser and/or its representatives such work papers, schedules and other supporting data as may be reasonably requested by Purchaser to enable Purchaser to verify such determinations. Such statement shall also set forth the amount by which the aggregate balance of the Deposit Liabilities (including Accrued Interest thereon) transferred to Purchaser exceeded the Purchase Price (including all adjustments and prorations thereto), calculated as of the close of business on the Closing Date (the "Adjusted Payment Amount").

         (b) On or before 12:00 noon on the 60th day following the Closing Date, Seller shall pay to Purchaser or Purchaser shall pay to Seller, as the case may be, by wire transfer of immediately available funds, an amount equal to the difference between the Adjusted Payment Amount and the Estimated Payment Amount, plus interest calculated using the Federal Funds Rate on such amount from the Closing Date to, but excluding, the payment date. Any payment or refund pursuant to this Section 3.3(b) shall be treated, for all purposes, as an adjustment to the Purchase Price.

SECTION 3.4. ALLOCATION OF PURCHASE PRICE.

         (a) Purchaser and Seller agree that, upon final determination of the Purchase Price, the Purchase Price shall be allocated to the Purchased Assets in accordance with Schedule 3.4 hereto.

         (b) Purchaser and Seller shall report the transaction contemplated by this Agreement (including income tax reporting requirements imposed pursuant to Section 1060 of the Code) in accordance with the allocation specified on
Schedule 3.4 hereto. In the event any party hereto receives notice of a tax audit with respect to the allocation of the Purchase Price specified herein, such party shall immediately notify the other party in writing as to the date and subject of such audit.

         (c) If any federal, state or local tax return report or filing by Purchaser or Seller relating to the transactions contemplated hereby and filed on the basis of the allocation set forth on Schedule 3.4 hereto, is challenged by the taxing authority with which such return, report or filing was filed, the filing party shall assert and maintain in good faith the validity and correctness of such allocation during the audit thereof until the issuance by the taxing authority of a "30 Day Letter", or a determination of liability equivalent thereto, to such party, whereupon such party shall, in its sole discretion, have the right to pay, compromise, settle, dispute or otherwise deal with its alleged tax liability. If such a tax return, report or filing is challenged as herein described, the party filing such return, report or filing shall timely keep the other party apprised of its decisions and the current status and progress of all administrative and judicial proceedings, if any, that are undertaken at the election of the filing party.

         (d) If either party (including permitted successors and assigns thereof) to this Agreement fails to fulfill its obligations under this Section 3.4, it shall pay as damages to the other party, so long as such other party has not failed to fulfill its obligations under this Section 3.4, an amount which, after reduction for all income or gain taxes, including without limitation interest and penalties, which would be incurred (calculated at the highest marginal rate applicable in the relevant jurisdictions) as a result of receiving said amount, is equal to the result (but not less than zero) of subtracting the amount in (ii) below from the amount in (i) below:

                  (i) The total amount of income or gains taxes (including interest and penalties calculated at the highest marginal rate applicable in the relevant jurisdictions) to all jurisdictions imposing such taxes upon the non-defaulting party with respect to the transactions contemplated hereby; and

                  (ii) The total amount of income or gains taxes which would have been incurred (including interest and penalties calculated at the highest marginal rate applicable in the relevant jurisdictions) to all jurisdictions imposing such taxes upon the non-defaulting party with respect to the transactions contemplated hereby, if such taxing jurisdictions had accepted the allocations specified in Schedule 3.4 hereto.

SECTION 3.5. PRORATION, OTHER CLOSING DATE ADJUSTMENTS.

         (a) Except as otherwise specifically provided in this Agreement, it is the intention of the parties that Seller will operate the Branch for its own account and own the Loans and other Purchased Assets (and all rights associated therewith) until the close of business on the Closing Date, and that Purchaser shall operate the Branch, own the Loans and other Purchased Assets and assume the Deposit Liabilities and other Assumed Liabilities (and all rights associated therewith) for its own account from and after the close of business on the Closing Date. Thus, except as otherwise specifically provided in this Agreement, items of income and expense shall be prorated as of the close of business on the Closing Date (subject to proration pursuant to Section 3.3(a), and shall be settled between Seller and Purchaser as of the Closing Date or as of the date set forth under Section 3.3(a)). Items of proration will be handled as an adjustment to the Purchase Price and not as adjustments to the Estimated Payment Amount, unless otherwise agreed by the parties hereto.

         (b) For purposes of this Agreement, items of proration and other adjustments shall include, without limitation: (i) amounts prepaid and unused for safe deposit rentals; (ii) sales, real estate and use taxes (other than such sales, real estate transfer and use taxes that arise as a result of the transactions contemplated by this Agreement which shall be paid by Purchaser or by Seller in accordance with Section 4.1 hereof); (iii) insurance premiums paid or payable to the FDIC attributable to insurance coverage for the Deposit Liabilities for the period from and after the Closing Date; (iv) fees for customary annual or periodic licenses or permits; (v) water, sewer, fuel and utility charges; and (vi) accrued and unpaid vacation balance (not in excess of the greater of 25 days or provisions of Purchaser's policy for each Transferred Employee) of Transferred Employees; (vii) prepaid real and personal property taxes; and (viii) other prepaid items of income and expense, in each case as of the close of business on the Closing Date. Notwithstanding the foregoing, if accurate arrangements cannot be made as of the Closing Date, or as of the date set forth under Section 3.3(a), for any of the foregoing items of proration, the parties shall apportion the charges for the foregoing items on the basis of the bill therefor for the most recent billing period prior to the Closing Date.

                                   ARTICLE IV
                                      TAXES

SECTION 4.1. SALES, TRANSFER AND USE TAXES.

         Except as otherwise provided in this Agreement, any sales, filing, recordation, or similar fees and taxes (collectively, "Taxes"), which are payable or arise as a result of this Agreement or the consummation of the transactions contemplated hereby, shall be paid by Purchaser on the Closing Date. Purchaser and Seller shall share equally the costs of real estate transfer taxes in accordance with the provisions of 36 M.R.S.A. Section 4641-A. If such Taxes are treated as a proration pursuant to Section 3.5, Seller agrees to remit such Taxes to the proper authority on or before the date the same shall become due, accompanied by such tax returns as may be required to be filed with such payment. Purchaser and Seller will cooperate in the preparation of any filings or returns.

SECTION 4.2. INFORMATION REPORTS.

         (a) Seller will report to applicable taxing authorities and holders of Deposit Liability accounts transferred on the Closing Date, with respect to all periods through the close of business on the Closing Date, all interest credited, withheld from and any early withdrawal penalties imposed upon the Deposit Liability accounts and Purchaser will report to the applicable taxing authorities and holders of Deposit Liability accounts, with respect to all periods commencing after the Closing Date all such interest credited to, withheld from and early withdrawal penalties imposed upon such interest credited to, withheld from and early withdrawal penalties imposed upon such Deposit Liability accounts. Seller will continue backup withholding and remittance through the close of business on the Closing Date. Any amounts required by any governmental agencies to be withheld from any of the Deposit Liability accounts through the close of business on the Closing Date will be withheld by Seller in accordance with applicable law or appropriate notice from any governmental agency and will be remitted by Seller to the appropriate agency on or prior to the applicable due date. Any such withholding required to be made subsequent to the Closing Date shall be withheld by Purchaser in accordance with applicable law or the appropriate notice from any governmental agency and will be remitted by Purchaser to the appropriate agency on or prior to the applicable due date.

         (b) Unless otherwise agreed by the parties, Seller shall be responsible for delivering to payees all IRS notices with respect to information reporting and tax identification numbers required to be delivered for all periods through the close of business on the Closing Date with respect to the Deposit Liability accounts, and Purchaser shall be responsible for delivery to payees all such notices required to be delivered for all periods following the Closing Date with respect to the Deposit Liability accounts. Purchaser and Seller shall, prior to the Closing Date, consult (and Seller shall take such actions as are necessary) to permit Purchaser timely to deliver notices required to be delivered after the Closing Date.

         (c) Unless otherwise agreed by the parties, Seller will make all required reports to applicable tax authorities and to obligors on Loans purchased on the Closing Date, with respect to all periods through the close of business on the Closing Date, concerning all interest and points received by the Seller. Purchaser will make all required reports to applicable tax authorities and to obligors on Loans purchased on the Closing Date, with respect to all periods commencing after the Closing Date, concerning all such interest and points received. Seller shall bear the responsibility and liability for and pay all penalties associated with missing taxpayer identification numbers and U.S. Treasury reclamations, and any failures to comply with IRS regulations that occurred through the Closing Date.

                                    ARTICLE V
                                     CLOSING

SECTION 5.1. CLOSING DATE.

         (a) Upon the terms and subject to the conditions of this Agreement, the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the Seller's offices at 30 Lisbon Street, Lewiston, Maine, at 11:00 a.m. (which Closing shall be effective as of the close of business on the Closing Date) within twenty Business Days following the satisfaction or waiver of all conditions to the obligations of the parties set forth in Article XII hereof (other than obligations to be performed at the Closing) or at such other time or on such other date as Seller and Purchaser may mutually agree in writing ("Closing Date"), which date shall be acknowledged in writing by the parties.

         (b) It is anticipated that the conversion of Seller's account information as to the Deposit Liabilities and the Loans onto Purchaser's data processing system will occur as of the Closing Date. Seller and Purchaser shall each use their commercially reasonable efforts to take such actions, and Seller and Purchaser shall cooperate with each other, to ensure that such conversion is completed as of the Closing Date.

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

SECTION 5.2. SELLER'S DELIVERIES.

         On or before the Closing Date, Seller shall deliver to Purchaser, duly executed and acknowledged where required:

         (a) Its Certificate of Existence certified by the Maine Secretary of State;

         (b) A certificate of the corporate secretary of the Seller attaching authorizing resolutions of its Board of Directors;

         (c) An incumbency certificate certifying as to the incumbency of Seller's signing officers;

         (d) A Quitclaim Deed with Covenant for the Premises in the form of Exhibit A attached hereto, pursuant to which the Premises shall be transferred to Purchaser "AS IS," "WHERE IS" and with all faults (the "Quitclaim Deed with Covenant"); provided that, with respect to the Premises, Seller or an affiliate thereof, shall only be required to convey to Purchaser good and marketable fee simple title to the Premises, which is in a condition that permits a reputable title insurance company of national standing and typically accepted by reputable commercial lenders (the "Title Company") to issue an owner's title insurance policy in at least the amount of the Premises Purchase Price, subject only to such exceptions as would not render title unmarketable and other customary exceptions to title not affecting insurability of title. It is understood and agreed that for purposes of this Agreement, the following shall not render title unmarketable: (1) ingress and egress easements for third parties that do not in Purchaser's reasonable discretion materially and adversely affect the current use, occupancy and value of the Premises; (2) any lien or judgment of record which could be satisfied by a payment, provided that such lien or judgment is satisfied by Seller or removed of record at or prior to Closing; (3) any matter that the Title Company would be willing to omit as an exception to coverage or except with insurance against loss, damage or expense, including insurance against collection or enforcement against the interests to be insured under a title policy pursuant to an endorsement or other addition to such title policy in form and substance reasonably satisfactory to Purchaser, or (4) the exceptions to title described on Schedule 1.1(h) (collectively, Items 1-4, the "Permitted Exceptions").

         (e) Such affidavits and documents as the Title Company shall reasonably require and are customarily given by sellers in similar transactions;

         (f)      State of Maine Real Estate Transfer Tax Declaration;

         (g)      Title Insurance Owner's Affadavit and Indemnity;

         (h)      Maine REW-3 Residency Affadavit;

         (i) A bill of sale for the Personalty in substantially the form of Exhibit B hereto, pursuant to which the Personalty shall be transferred to Purchaser "AS IS", "WHERE IS" and with all faults;

         (j) An assignment and assumption agreement with respect to the Assumed Liabilities in substantially the form of Exhibit C hereto (the "Assignment and Assumption Agreement");

         (k) An Officer's Certificate in substantially the form of Exhibit D hereto;

         (l)      The Draft Closing Statement;

         (m) The resignation of Seller as trustee or custodian, as applicable, with respect to each IRA, Keogh Plan or Employee Pension Plan deposit account included in the Deposit Liabilities and the designation of Purchaser as successor trustee or custodian with respect thereto;

         (n) The FIRPTA Affidavits in substantially the form of Exhibit E hereto;

         (o) Physical possession of all Purchased Assets as are capable of physical delivery;

         (p)      Possession of the Premises;

         (q) Possession of all loan files relating to the Loans and all original collateral and related documentation in the custody of Seller relating to the Loans;

         (r) Possession of and all right, title and interest in (i) all books and records maintained at the Branch, (ii) all signature cards for the Deposit Accounts and all records of account in Seller's possession with respect to the Deposit Accounts, and (iii) all agreements, instruments, and other documents directly evidencing the Purchased Assets and Assumed Liabilities;

         (s) Such other documents as are necessary to effect the transactions contemplated hereby as Purchaser shall reasonably request;

         (t) A limited power of attorney granting Purchasing the authority to execute certain documents on behalf of Seller to effectuate the transfer of Loans and related collateral in substantially the form of Exhibit G hereto; and

         (u) An opinion of legal counsel to the Seller dated as of the Closing Date in form and substance reasonably satisfactory to counsel for the Purchaser to the effect that (i) Seller is a Maine financial institution validly existing and in good standing under the laws of the State of Maine; (ii) Seller has the power and authority to enter into and perform its obligations under the Agreement; (iii) the transactions contemplated by this Agreement have been duly authorized by all appropriate corporate action of Seller; (iv) upon due execution of this Agreement and the other agreements contemplated hereby, all such agreements will be fully enforceable against the Seller in accordance with their respective terms, subject to standard exceptions relating to creditors' rights and the availability of equitable remedies.

SECTION 5.3. PURCHASER'S DELIVERIES.

         On or before the Closing Date, Purchaser shall deliver to Seller:

         (a) Its Certificate of Existence duly certified by the Maine Secretary of State;

         (b) A certificate of the corporate secretary of the Purchaser attaching authorizing resolutions of its Board of Directors;

         (c) An incumbency certificate certifying as to the incumbency of the Purchaser's signing officers;

         (d)      The Assignment and Assumption Agreement;

         (e) Purchaser's acceptance of its appointment as of the close of business on the Closing Date as successor trustee or custodian, as applicable, of the IRA, Keogh Plan and Employee Pension Plan deposit accounts included in the Deposit Liabilities and its assumption of the fiduciary obligations of the trustee or custodian with respect thereto;

         (f) An Officer's Certificate in substantially the form of Exhibit F hereto;

         (g) Such affidavits and documents as the Title Company shall reasonably require and are customarily given by purchasers in similar transactions;

         (h) Such other documents as are necessary to effect the transactions contemplated hereby as Seller shall reasonably request, including without limitation the release of Seller's collateral for any Deposit Liabilities and the substitution of Purchaser's Collateral therefore; and

         (i) An opinion of legal counsel to the Purchaser dated as of the Closing Date in form and substance reasonably satisfactory to counsel for the Seller to the effect that (i) Purchaser is a Maine financial institution validly existing and in good standing under the laws of the State of Maine; (ii) Purchaser has the power and authority to enter into and perform its obligations under the Agreement; (iii) the transactions contemplated by this Agreement have been duly authorized by all appropriate corporate action of Purchaser; (iv) upon due execution of this Agreement and the other agreements contemplated hereby, all such agreements will be fully enforceable against the Purchaser in accordance with their respective terms, subject to standard exceptions relating to creditors' rights and the availability of equitable remedies.

                                   ARTICLE VI
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Purchaser as follows:

SECTION 6.1. ORGANIZATION.

         Seller is a financial institution duly organized, validly existing and in good standing under the laws of the State of Maine. Deposit accounts of Seller are insured to applicable limits by the FDIC in accordance with the FDIA, and Seller has paid all assessments and has filed all reports required to be filed by it with the FDIC.

SECTION 6.2. AUTHORITY.

         Seller has the power and authority to enter into and perform this Agreement and any other documents executed pursuant hereto. This Agreement and any other documents or instruments executed pursuant hereto and the execution, delivery and performance hereof and thereof have been duly authorized and approved by all necessary corporate action on the part of Seller, and this Agreement, and each of the instruments and documents executed pursuant hereto, constitutes, or when executed and delivered will constitute, the valid and binding obligations of Seller, enforceable against Seller in accordance with its terms, except as enforcement may be limited by receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as by bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting creditors' rights, or the limiting effect of rules of law governing specific performance, equitable relief and other equitable remedies or the waiver of rights or remedies.

SECTION 6.3. NON-CONTRAVENTION.

         The execution and delivery of this Agreement and any instruments and documents executed pursuant hereto by Seller do not and, subject to the receipt of all Regulatory Approvals, the consummation of the transactions contemplated by this Agreement will not constitute (a) a material breach or violation of or default under any law, rule, regulation, judgment, order, governmental permit or license of Seller or to which Seller, or to Seller's Knowledge the Purchased Assets or the Assumed Liabilities are subject, which breach, violation, or default would have a Material Adverse Effect or (b) a breach or violation of or a default under the articles of incorporation or bylaws of Seller or, to the Knowledge of Seller, any material contract to which Seller is a party or by which it is bound, which breach, violation or default would prevent or materially delay Seller from performing its obligations under this Agreement in all material respects.

SECTION 6.4. COMPLIANCE WITH LAW.

         The business and operations of the Business are being conducted in compliance with all applicable laws, rules and regulations, orders, permits and judgments (collectively, the "Laws") of all governmental authorities, other than those Laws of governmental authorities the penalty or liability for the violation of which, if imposed or asserted, would not have a Material Adverse Effect. Seller has not received any notice of any alleged or threatened claim, violation or liability under any Law of a governmental authority in connection with the operation and business of the Branch the penalty or liability for the violation of which, if imposed or asserted, would have a Material Adverse Effect.

SECTION 6.5. LEGAL PROCEEDINGS.

         There are no actions, suits, or proceedings, whether civil, criminal or administrative, pending as of the date of the Agreement or, to the Knowledge of Seller, threatened as of the date of the Agreement against or affecting Seller, or to the Knowledge of Seller, the Purchased Assets or the Assumed Liabilities,
(a) which would reasonably be expected to have a Material Adverse

Effect, or (b) which would prevent or materially delay Seller from being able to perform its obligations under this Agreement in all material respects.

SECTION 6.6. TITLE TO PURCHASED ASSETS.

         Seller is the lawful owner of each of the Purchased Assets, free and clear of all Liens other than Permitted Liens and Permitted Exceptions and, except for consents required to transfer the Purchased Assets, Seller has the right to sell, convey, transfer, assign and deliver to Purchaser all of the Purchased Assets.

SECTION 6.7. LOANS.

         (a)      (i)      Each Loan represents the legal, valid and binding
obligation of the related borrower or borrowers, enforceable by the holder thereof in accordance with its terms subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors' rights generally. Subject to the foregoing sentence, each of the Loans is based upon a valid, binding and enforceable note to which Seller has good and marketable title, free and clear of all liens and encumbrances; and the collateral for each of the Loans that is secured is (A) the collateral described in the applicable security agreement, mortgage, pledge, collateral assignment or other security document and (B) is secured by a valid, enforceable and perfected lien as described in the note or in the related security agreement, mortgage, pledge, collateral assignment or other security document.

                  (ii)     Each Loan (A) was originated or purchased by Seller,
(B) to the extent secured is secured by a valid and enforceable Lien in the collateral described in the applicable security agreement, mortgage, pledge, collateral assignment or other security document, which Lien is assignable, (C) contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for practical realization against any collateral therefor, and (D) as of date hereof is not a Nonperforming loan.

                  (iii) Each Loan complied at the time the Loan was originated in all material respects with all applicable requirements of applicable federal, state, and local laws, and regulations thereunder.

         (b) Except as set forth in Section 6.7(a)(i), (ii) and (iii) above, Seller does not make any representation or warranty of any kind to Purchaser relating to the Loans, and Seller shall not be responsible for (i) the collectibility of the Loans or any ancillary document, instrument or agreement in the loan file, (ii) any representation, warranty or statement made by an obligor or other party in or in connection with any Loan, (iii) the financial condition or creditworthiness of any primary or secondary obligor under any Loan or any guarantor or surety or other obligor thereof, (iv) the performance by the obligor or compliance with any of the terms or provisions of any of the documents, instruments and agreements relating to any Loan, or (v) inspecting any of the property, books or records of any obligor.

SECTION 6.8. NO BROKER.

         Except for Ostrowski & Company, Inc., no broker or finder, or any other party or agent performing similar functions, has been retained by Seller or its Affiliates or is entitled to be paid based on any arrangements, agreements or understandings made by Seller or its Affiliates in connection with the transactions contemplated hereby and no other brokerage fee or other commission has been agreed to be paid by Seller or its Affiliates on account of such transaction.

SECTION 6.9. BOOKS AND RECORDS.

         The books and records of Seller pertaining to the Branch and the Purchased Assets and the Assumed Liabilities fairly reflect information regarding the Purchased Assets and the Assumed Liabilities necessary for Purchaser to carry on the business of the Branches upon the Closing of the transaction. Such books and records have been properly kept and maintained and are in compliance in all material respects with all applicable requirements.

SECTION 6.10. CERTAIN LABOR MATTERS.

         Seller is not a party to any employment agreement, severance or similar agreement with any of the Transferred Employees, except for employee benefit plans of general application and except as set forth in Schedule 6.10. Seller is not a party to any union, collective bargaining or similar agreement covering employees at the Branch, and there at no time have been any written or oral communications to Seller from any labor union, labor relations board or tribunal or any person or organization purporting to represent present or past employees of Seller at the Branch. Seller has not taken any action which will result in any liability for back pay, wrongful discharge or assertion of unfair labor practices, or for any other matters relating to employee relations, related to employees at the Branch. Purchaser will have no liability under any existing pension or profit sharing plans of Seller.

SECTION 6.11. FIDUCIARY OBLIGATIONS.

         Other than in respect of IRA and Keough accounts, Seller has no trust or fiduciary relationship or obligations in respect of any of the Deposit Liabilities or in respect of any other Assets.

SECTION 6.12. AGREEMENTS WITH REGULATORY AUTHORITIES.

         Seller is not a party to any written order, decree, agreement or memorandum of understanding with, or commitment letter or similar submission to, any federal or state governmental agency or authority, and has no Knowledge that such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or submission, which order, decree, agreement, memorandum of understanding, commitment letter or submission either (i) could reasonably be expected to prevent or impair the ability of Seller to perform its obligations under this Agreement in any material respect or (ii) could impair the validity or consummation of this Agreement or the transactions contemplated hereby

SECTION 6.13. LIMITATIONS ON AND DISCLAIMER OF REPRESENTATIONS AND WARRANTIES
              AND PURCHASER'S RELEASE IN CONNECTION THEREWITH.

         Except as otherwise addressed in this Article VI, notwithstanding anything to the contrary contained herein or in any other document or agreement delivered in connection herewith:

         (a) To the Seller's Knowledge, the Premises are of adequate structural condition. As used herein, "adequate structural condition" means that no structural repairs are required to the exterior, supporting walls, the roof or foundation to continue the effective use of the Branch. Subject to the foregoing, (i) Seller does not make any representations or warranties, express or implied, as to the physical condition of the Premises and Fixed Assets; and
(ii) the Premises and Fixed Assets are being sold "AS IS", "WHERE IS", without recourse and with all faults at the Closing Date.

         (b) Except as provided in this Section 6.13(b) and in Section 6.13(a) above, Seller does not make any representations or warranty, express or implied, of any type or nature with respect to the physical condition of the Branch which is being sold "AS IS", "WHERE IS" without recourse and with all faults, without any obligation on the part of Seller. Seller has no Knowledge of any impairment or violation under any Environmental Law relating to the Premises. Except as otherwise expressly set forth in this Agreement, by closing this transaction, Purchaser hereby releases and agrees to hold harmless Seller and waives any claims which Purchaser may now or hereafter have against Seller relating to the physical condition of the Branch from and after the Closing, including without limitation with respect to claims under Environmental Laws or with respect to the presence of Hazardous Materials or with respect to claims under the ADA.

         (c)      (i)      Within 30 days after the date hereof, Purchaser may
contract, at its expense, for an initial environmental screening (which may be a phase one environmental report) of the Premises by an independent third party environmental engineer. Purchaser may and, in the event the initial screening indicates that a potential violation of Environmental Law may exist or that Hazardous Materials may be present on the Premises, shall undertake within an additional 30 days to engage an independent third party environmental engineer to conduct an additional review of the Premises and to complete a written report ("Environmental Report") at the sole expense of Purchaser. If the Environmental Report finds facts that a violation of Environmental Law exists on the Premises, Purchaser shall, within 20 days after receipt of the Environmental Report and written statement setting forth the violation of Environmental Law, notify Seller of the existence of such violation and provide Seller with a copy of the Environmental Report. In such event, Purchaser shall not be obligated to purchase the Premises as required herein and Purchaser may elect not to purchase such Premises by written notice sent to Seller within 10 Business Days after receipt by Seller of the Environmental Report.

                  (ii) In the event that Purchaser elects not to purchase the Premises as provided hereinabove and further provided that the Environmental Law violation or its remediation does not preclude the effective use of the Premises, then (i) Purchaser shall still be obligated to purchase and assume the Deposit Liabilities in accordance with the Agreement; and (ii) Seller and Purchaser shall enter into a lease agreement for the Premises for a term commencing as of the close of business on the Closing Date and expiring on the earlier to occur of (x) the date that is 30 months after the Closing Date (which lease term can be extended for an additional three month term at the election of Purchaser), or (y) one month after such Environmental Law violation is removed of record, for a rental amount equal to $2,500 a month, triple net (which rental amount shall increase to $5,000 a month, triple net, if the term is extended by Purchaser for an additional three months).

                  (iii) Purchaser shall have the right to terminate its lease of the Premises at any time after the first twelve months of the lease term upon not less than ninety (90) days notice.

                  (iv) Purchaser shall promptly obtain a good faith estimate of the cost to remediate the Environmental Law violation and, if it notifies Seller that it will purchase the Premises, may proceed to implement such remediation at Seller's expense; provided, however, that Purchaser shall not commence any remediation until Seller shall have received a copy of, and approved (which approval shall not be unreasonably delayed or conditioned), Purchaser's remediation plan, and provided further that Seller's obligation to pay the expenses of such remediation shall in no event exceed $100,000 and that Purchaser shall be obligated to pay the expenses of such remediation in excess of $100,000. Seller shall indemnify and hold harmless Purchaser from and against any costs, claims or expenses relating to the Environmental Law violation as a result of Purchaser being a lessee of the Premises, which indemnification shall terminate if Purchaser elects to purchase the Premises. Purchaser shall keep Seller apprised of, and permit Seller (if Seller so chooses) to participate in, the remediation action undertaken by Purchaser. If Purchaser elects to remediate and purchase the Premises as set forth in this paragraph (iii), or if all of the Environmental Law violations are removed of record by Seller within two years after the Closing Date, then Seller shall sell to Purchaser and Purchaser shall purchase, such Premises.

                  (v) Purchaser shall instruct the independent third party environmental engineer to provide both Purchaser and Seller with a copy of its Environmental Report, subject to the maintenance of the confidentiality of such Report. In the event that Seller does not receive the Environmental Report described above within 75 days of the date hereof, Purchaser agrees that it shall have no rights under this Section 6.13(c) and that Seller shall be released from any liability or obligation under this Section 6.13(c).

         (d)      (i)      Within five (5) business days after the date hereof,
Purchaser may contract, at its expense, for a survey of the Premises to be conducted by a licensed surveyor. In the event that the survey reveals an encroachment or other condition which could have a Material Adverse Effect on the continuing use or operation of the Premises as a bank branch by Purchaser (in a manner consistent with the current use and operation by Seller) subsequent to the Closing, Purchaser shall provide a copy of the survey and an explanation of the condition(s) of concern to Seller (the "Survey Report"). Seller shall, within 30 days after receipt that the Survey Report, notify Purchaser whether or not Seller agrees to remove the condition(s) described in the Survey Report to the reasonable satisfaction of Purchaser on or prior to the Closing Date. If Seller elects not to remove or cure such condition(s), then Purchaser may elect
(A) not to purchase the Purchased Assets and to terminate this Agreement without further liability; or (B) to waive the condition(s) and purchase the Premises as contemplated by this Agreement; or (C) not purchase the Premises and proceed as provided in subparagraph (ii) below. Purchaser's election shall be by written notice sent to Seller within 10 Business Days after receipt of Seller's notice electing not to remove or cure such violation.

                  (ii) In the event that Seller elects not to remove or cure such condition(s), or elects to but fails to do so, and Purchaser elects not to purchase the Premises but to proceed with the transaction as provided hereinabove, then Purchaser (i) shall purchase and assume the Deposit Liabilities in accordance with the Agreement and (ii) Seller and Purchaser shall enter into a lease agreement for the Premises for a term commencing as of the close of business on the Closing Date and expiring on the earlier to occur of
(x) the date that is 30 months after the Closing Date (which lease term can be extended for an additional three month term at the election of Purchaser), or
(y) one month after Seller removes, at its sole expense, such condition of record, for a rental amount equal to $2,500 a month, triple net (which rental amount shall increase to $5,000 a month, triple net, if the term is extended by Purchaser for an additional three months).

                  (iii) Purchaser shall have the right to terminate its lease of the Premises at any time after the first twelve months of the lease term upon not less than ninety (90) days notice.

                  (iv) If the offending condition(s) are removed of record by Seller within one year after the Closing Date, and provided that removal thereof does not result in the imposition of other conditions on the Premises that could have a Material Adverse Effect on the Premises or operation by Purchaser of the Purchased Assets, then Seller shall sell to Purchaser and Purchaser shall purchase, the Premises.

                  (v) In the event that Purchaser does not contract for a Survey Report within five (5) business days of the date hereof, Purchaser agrees that it shall have no rights under this Section 6.13(d) and that Seller shall be released from any liability or obligation under this Section.

         (e) Seller does not make any representations or warranties to Purchaser as to whether, or the length of time during which, any accounts relating to Deposit Liabilities will be maintained by the owners of such Deposit Liabilities at the Branch after the Transfer Date.

         (f) Except as specifically provided for in this Agreement, Seller disclaims and makes no representations or warranties whatsoever with respect to the Business, Purchased Assets or Assumed Liabilities, express or implied, including, without limitation, any representations or warranties with respect to merchantability, fitness, title, enforceability, collectibility, documentation or freedom from Liens (in whole or in part) and disclaim any liability and responsibility for any negligent representation, warranty, statement or information otherwise made or communicated, by oversight or information otherwise made or communicated, by oversight or otherwise (orally or in writing), to Purchaser in connection with the transactions contemplated hereby.

SECTION 6.14. WARN ACT.

         Seller is not planning or contemplating, and has not made or taken, any decisions or actions concerning the Bank Employees that would require the service of notice under the WARN Act.

SECTION 6.15. EXCLUDED DEPOSITS.

         Taken as a whole, exclusion of the Excluded Deposits from the sale will not, taken as a whole, have a Material Adverse Effect.

SECTION 6.16. INCLUDED DEPOSITS.

         The deposit accounts listed on Schedule 1.1(c) constitutes a substantially complete list of all deposit accounts (other than accounts relating to Excluded Deposits) open at the Branch as of the date of this Agreement.

SECTION 6.17. USE OF ASSETS.

         To the Knowledge of Seller, the Premises and the Fixed Assets are free of underground storage tanks or Hazardous Material. Seller is not required to obtain or maintain any permits, licenses or other authorizations under any Environmental Laws. Seller has no Knowledge of any past, present or future events or circumstances pertaining to the Branch or its operations which might form the basis of any claim, action, demand, suit, proceeding, hearing or investigation relating to Environmental Laws. To the Knowledge of Seller, the use presently being made of the Premises complies with all applicable zoning and building code ordinances and all applicable fire, environmental and occupational safety and health laws, regulations and ordinances. To the Knowledge of Seller, there is no proposed, pending or threatened change in any law, code, ordinance or standard that would adversely affect the Business as presently conducted. There is no pending or, to the Knowledge of Seller, proposed or threatened condemnation proceeding or other action affecting the Branch that would have a material and adverse effect on its operations.

                                   ARTICLE VII
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Seller as follows:

SECTION 7.1. ORGANIZATION.

         Purchaser is a financial institution duly organized, validly existing and in good standing under the laws of the State of Maine. Deposit accounts of Purchaser are insured to applicable limits by the FDIC in accordance with the FDIA, and Purchaser has paid all assessments and has filed all reports required to be filed by it with the FDIC.

SECTION 7.2. AUTHORITY.

         Purchaser has the power and authority to enter into and perform this Agreement and any instruments or other documents executed pursuant hereto. This Agreement and any instruments or other documents executed pursuant hereto, and the execution, delivery and performance hereof and thereof have been duly authorized and approved by all necessary corporate action on the part of Purchaser, and this Agreement when duly executed and delivered will constitute the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforcement may be limited by receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting creditors' rights, or the limiting effect of rules of law governing specific performance, equitable relief and other equitable remedies or the waiver of rights or remedies.

SECTION 7.3. NON-CONTRAVENTION.

         The execution and delivery of this Agreement and any instruments or other documents executed pursuant hereto by Purchaser do not and, subject to the receipt of all Regulatory Approvals, the consummation of the transactions contemplated by this Agreement, will not constitute (a) a material breach or violation of or default under any law, rule, regulation, judgment, order, governmental permit or license of Purchaser or to which Purchaser is subject, which breach, violation or default would have a material Adverse Effect, or (b) a breach or violation of or a default under the charter or bylaws of Purchaser or to the Knowledge of Purchaser, any material contract to which Purchaser is a party or by which it is bound which breach, violation or default would prevent or materially delay Purchaser from performing its obligations under this Agreement in all material respects.

SECTION 7.4. LEGAL PROCEEDINGS.

         There are no actions, suits, or proceedings, whether civil, criminal or administrative, pending or, to the Knowledge of Purchaser threatened against or affecting Purchaser that could prevent or materially delay Purchaser from performing its obligations under this Agreement in all material respects.

SECTION 7.5. CONSENTS AND OTHER REGULATORY MATTERS.

         (a) The execution, delivery and performance of this Agreement and the other agreements to be entered into in connection herewith by Purchaser do not and will not require any consent, approval, authorization or other order of, action by, filing or registration with or notification to (i) any governmental authority except as set forth on Schedule 7.5 hereto ("Regulatory Approvals") or
(ii) any other party.

         (b) There are no pending, or to the knowledge of Purchaser, threatened disputes or controversies between Purchaser and any federal, state or local governmental authority, including without limitation with respect to regulatory capital requirements, that (i) would reasonably be expected to prevent or materially delay Purchaser from being able to perform its obligations under this Agreement or (ii) would reasonably be expected to impair the validity or consummation of this Agreement or the transactions contemplated hereby. Purchaser has not received any indication from any federal, state or other governmental authority that such governmental authority would oppose or refuse to grant or issue its consent or approval, if required, with respect to the transactions contemplated hereby. Purchaser believes that it can satisfy all capital and other regulatory requirements necessary to obtain all Regulatory Approvals.

         (c) As of the date hereof, without giving effect to the transactions contemplated hereby, and following the transactions contemplated hereby, Purchaser is (i) at least "adequately capitalized", as defined in the FDIA, and (ii) meets all capital requirements, standards and ratios required by each state or federal bank regulator with jurisdiction over Purchaser, including without limitation, any such higher requirement, standard or ratio as applies to institutions engaging in the acquisition of insured institution deposits, assets or branches, and no such regulator is likely to, or has indicated that it will, condition any of the Regulatory Approvals upon an increase in Purchaser's capital or compliance with any capital requirement, standard or ratio.

         (d) To the knowledge of Purchaser, it will not be required to divest any of the Purchased Assets or Assumed Liabilities or any other asset or liability as a condition to the receipt of any of the Regulatory Approvals.

         (e) Purchaser was rated "Satisfactory" or "Outstanding" following its most recent CRA examination by the regulatory agency responsible for its supervision. Purchaser has received no notice of and has no knowledge of any planned or threatened objection by any community group to the transactions contemplated hereby.

SECTION 7.6. WARN ACT.

         Purchaser is not planning or contemplating, and has not made or taken, any decisions or actions concerning the Transferred Employees after the Closing that would require the service of notice under the WARN Act.

SECTION 7.7. CAPITAL AVAILABLE.

         Purchaser has sufficient capital, under GAAP and for regulatory purposes, to support the acquisition of the Business and to perform Purchaser's other obligations hereunder and under any of the other documents executed in connection herewith and Purchaser's ability to purchase the Purchased Assets and to assume the Assumed Liabilities and to perform Purchaser's other obligations hereunder is not contingent on raising any equity capital, obtaining specific financing thereof, or obtaining the consent of any lender.

SECTION 7.8. NO BROKER.

         Except for RBC Capital Markets, no broker or finder, or any other party or agent performing similar functions, has been retained by Purchaser or its Affiliates or is entitled to be paid based on any arrangements, agreements or understandings made by Purchaser or its Affiliates in connection with the transactions contemplated hereby and no other brokerage fee or other commission has been agreed to be paid by Purchaser or its Affiliates on account of such transaction.

SECTION 7.9. AGREEMENTS WITH REGULATORY AUTHORITIES.

         Purchaser is not a party to any written order, decree, agreement or memorandum of understanding with, or commitment letter or similar submission to, any federal or state governmental agency or authority, that such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or submission, which order, decree, agreement, memorandum of understanding, commitment letter or submission either (i) could reasonably be expected to prevent or impair the ability of Purchaser to perform its obligations under this Agreement in any material respect or (ii) could impair the validity or consummation of this Agreement or the transactions contemplated hereby.

                                  ARTICLE VIII
                               COVENANTS OF SELLER

         Seller covenants and agrees with Purchaser as follows:

SECTION 8.1. CONDUCT OF THE BUSINESS.

         From the date hereof through the Closing Date, Seller shall (unless Seller receives Purchaser's written consent) (a) conduct its business relating to the Purchased Assets and Assumed Liabilities in the usual, regular and ordinary course consistent with past practice, (b) use its best efforts to maintain and preserve intact its relationships generally with its Bank Employees and Customers; provided, however, that any salary increases with respect to Bank Employees shall be in the ordinary course of business consistent with Seller's past practices, (c) take no action which would adversely affect the ability of any party hereto to obtain any Regulatory Approval or to perform its covenants and agreements under this Agreement, (d) perform its material obligations, commitments, and contracts relating to the operation of the Branch except as modified in accordance with the terms of this Agreement, (e) not modify or terminate any material contract obligations relating to the Business, except in accordance with their contractual terms and in accordance with customary and past practice, (f) operate the Business in material compliance with all current legal or statutory provisions, (g) not dispose of any assets or liabilities of the Branch except in the ordinary course of business consistent with past practice, (h) not materially alter any of its policies or practices between the date of this Agreement and the Closing Date with respect to the rates, fees, charges, or level of services available at or to Customers of the Branch except for such alterations as may be instituted generally for similar branch offices of Seller and in accordance with ordinary course of business consistent with past practice, and (i) not make any capital expenditures in excess of $10,000 with respect to the Branch without Purchaser's written consent, which will not be unreasonably withheld; provided, however that Seller shall be under no obligation to advertise or promote new or substantially new customer services in the principal market area of, or for the benefit of, the Business; provided, further, that Seller shall pay interest on the Deposit Liabilities at rates which are determined in the ordinary course of business consistent with Seller's past practices.

SECTION 8.2. REGULATORY APPROVALS.

         Seller shall use its commercially reasonable efforts to assist Purchaser in obtaining the Regulatory Approvals. Seller shall provide Purchaser or the appropriate governmental authorities with all information reasonably required to be submitted by Seller in connection with the Regulatory Approvals.

SECTION 8.3. NONSOLICITATION.

         For a period of two years following the Closing Date, Seller and its Affiliates shall not solicit any Customer or seek to entice any Customer to open accounts or otherwise transact business with Seller or any of its Affiliates. Notwithstanding the foregoing sentence, Seller and its Affiliates shall be permitted to (a) engage in advertising, solicitations or marketing campaigns, programs or other efforts not primarily directed to or targeted at the Customers, including without limitation such campaigns, programs or efforts in connection with lending, deposit, safe deposit, trust or other financial services relationships with such Customers, (b) engage in other lending, deposit, safe deposit, trust or other financial services relationships, (c) respond to unsolicited inquiries, and (d) provide notices or communications relating to the transactions contemplated hereby in accordance with the provisions hereof.

SECTION 8.4. NONSOLICITATION OF PURCHASER'S EMPLOYEES.

         In consideration of the consummation of the transactions contemplated hereby, Seller and its Affiliates agree that, for a period of two years following the Closing Date, they shall not, directly or indirectly, solicit for employment, retain as an independent contractor or consultant, induce to terminate employment with Purchaser, or otherwise interfere with Purchaser's employment relationship with any Transferred Employee; provided , however, that this Section 8.4 shall not apply (i) if any such employee has been terminated by Purchaser or any of its Affiliates for any reason or (ii) if such employee is hired by a Seller or any of its Affiliates as a result of a general solicitation for employment in newspaper advertisements or other periodicals of general circulation not specifically targeted to employees of Purchaser.

SECTION 8.5. MAINTENANCE OF PREMISES.

         (a) Except as otherwise permitted or required hereunder, Seller shall operate the Premises in substantially the same manner as prior to entering into this Agreement and keep the Premises in substantially the same condition as on the date hereof, subject to normal wear and tear; provided, however, that Seller shall have no obligation to make any capital repairs, capital expenditures or capital improvements to the Premises unless specifically required under this Agreement, except that Seller shall maintain as currently maintained all building and mechanical systems in reasonably satisfactory working order and otherwise in material compliance with applicable ordinances and regulations;

         (b) Seller shall not create, grant, accept or enter into a lease, use and occupancy arrangement, easement, option to purchase, right of first refusal or other agreement with respect to all or any portion of the Premises without prior written notice to and consent of Purchaser, or enter into any service contract or equipment lease that does not by its terms expire or that cannot be canceled on or prior to the Closing Date (without expense to Purchaser); and

         (c) Seller shall maintain the Premises in material compliance with all laws, statutes, ordinances, rules, regulations, covenants and restrictions applicable thereto and shall promptly notify Purchaser of all written notices of violations thereof received by Seller and the nature and extent of the same.

SECTION 8.6. ESTABLISHMENT OF FACILITIES.

         For a period of eighteen months after the Closing Date, Seller shall not establish a branch office, automated teller machine, or other facility or office or implement the placement of similar facilities or equipment owned by Seller of any Affiliate in the Region. Notwithstanding the foregoing sentence, Seller or its Affiliates shall not be prevented from acquiring, being acquired by, or merging into or consolidating with any financial institution.

SECTION 8.7. LOAN DOCUMENTATION.

         Notwithstanding other provisions of this Agreement, within thirty (30) days of the Closing Date, Purchaser may identify in writing to Seller any Loan as to which Seller failed to properly perfect or record stated collateral or as to which Seller has not delivered all material documentation (the "Affected Loans"). Within thirty days of receiving written notice, Seller shall repurchase the Affected Loans at the Loan Value (less any principal received from the Closing Date).

                                   ARTICLE IX
                             COVENANTS OF PURCHASER

         Purchaser covenants and agrees with Seller as follows:

SECTION 9.1. REGULATORY APPROVALS AND STANDARDS.

         (a) Purchaser will use its commercially reasonable efforts to obtain as expeditiously as possible the Regulatory Approvals and will file within fifteen (15) business days after the execution of this Agreement and the provision of required information from Seller all necessary applications of Purchaser to obtain the Regulatory Approvals, provided that Seller delivers any information required of Seller necessary for and requested by Purchaser to complete such applications on a timely basis. Purchaser will supply to Seller, at least two Business Days prior to filing, copies of all proposed regulatory applications and filings (other than confidential portions thereof) and will use reasonable efforts to reflect any comments of Seller in such filings. As of the Closing Date, Purchaser will satisfy any and all of the standards and requirements reasonably within its control imposed as a condition to obtaining or necessary to comply with the Regulatory Approvals. Purchaser shall pay any fees charged by any governmental authorities to which it must apply to obtain any of the Regulatory Approvals. Purchaser shall take no action which would adversely affect or delay the ability of any other party hereto to obtain any Regulatory Approval or to perform its covenants and agreements under this Agreement. Purchaser shall notify Seller promptly (and in no event later than one Business Day following notice) of any significant development with respect to any application or notice Purchaser files with any governmental authority in connection with the transactions contemplated by this Agreement.

         (b) From the date hereof through the Transfer Date, Purchaser shall (i) remain at least "well capitalized", as defined in the FDIA, (ii) meet all capital requirements, standards and ratios required by each state or federal bank regulator with jurisdiction over Purchaser, including without limitation, any such higher requirement, standard or ratio as shall apply to institutions engaging in the acquisition of insured institution deposits, assets or branches and (iii) maintain at least a "satisfactory" CRA rating.

         (c) Purchaser hereby confirms that after the Transfer Date it is Purchaser's intention to conduct a banking business at the Branch, and therefore as of the date of this Agreement it is not expected that the transactions contemplated by this Agreement will result in the closing, consolidation or relocation of the Branch. Purchaser agrees that it shall be solely responsible for complying with any required branch closing or other notices to regulators and customers in the event Purchaser should at any time determine to close, consolidate or relocate the Branch or to close, consolidate or relocate any branch of Purchaser in connection with or relating to the transactions contemplated by this Agreement.

SECTION 9.2. SOLICITATION OF ACCOUNTS.

         Prior to the Closing Date, neither Purchaser nor any of its Affiliates shall solicit Customers through advertising specifically referencing or targeted to such Customers nor transact their respective businesses in such a way which is reasonably likely to (a) induce such Customers to close Deposit Liability accounts and open deposit accounts directly with Purchaser or any of its Affiliates, or (b) result in the transfer of all or a portion of an existing Deposit Liability from Seller. Notwithstanding the foregoing sentence, Purchaser and its Affiliates shall be permitted to (i) engage in advertising, solicitations or marketing campaigns not primarily directed to or targeted at such Customers, (ii) engage in lending, deposit, safe deposit, trust or other financial services relationships existing as of the date hereof with such Customers through branch offices of Purchaser, (iii) respond to unsolicited inquiries by such Customers with respect to banking or other financial services offered by Purchaser and (iv) provide notices or communications relating to the transactions contemplated hereby in accordance with the provisions hereof.

SECTION 9.3. RECORDING OF INSTRUMENTS OF ASSIGNMENT.

         No later than six months following the Closing Date, Purchaser shall have recorded all other instruments required, necessary or reasonably desirable to evidence the acquisition, assignment and assumption of the Purchased Assets and the Assumed Liabilities, including, without limitation, all assignments of mortgage, financing statements, and security agreements relating to the Loans.

SECTION 9.4. TRANSFERRED EMPLOYEES.

         Purchaser covenants to Seller that it will do or cause the following to occur:

         (a) No later than the Final Approval Date, Purchaser shall offer employment beginning as of the Closing Date to all Bank Employees in good standing upon terms and conditions described in subsection (b) below and subject to the Closing. Transferred Employees will be subject to the employment terms, conditions and rules applicable to other similarly situated employees of Purchaser. Nothing contained in this Agreement shall be construed as an employment contract between Purchaser and any Transferred Employee.

         (b) Purchaser shall provide each Transferred Employee with the following:

                  (i) Each Transferred Employee will be eligible to participate in any qualified profit sharing plan/401(k) plan or plans of Purchaser, if he or she is eligible based on each plan's eligibility criteria as of the close of business on the Closing Date. Purchaser shall credit each Transferred Employee with the period of years of service with Seller, its Affiliates and predecessors in determining eligibility to participate, vesting and level of matching contributions in such plan or plans, as if the Transferred Employee had been an employee of Purchaser during such period;

                  (ii) Each Transferred Employee will be eligible to participate in the Purchaser's qualified pension plan or plans, if he or she is eligible based on each such plan's rules and eligibility criteria as of the close of business on the Closing Date. Purchaser shall credit each Transferred Employee with the period of years of service with Seller, its Affiliates and predecessors in determining eligibility to participate, vesting and eligibility to receive benefits (but not accrual of benefits under any defined benefit plan) in Purchaser's pension plan(s), as if the Transferred Employee had been an employee of Purchaser during such period; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any benefit for any period of service;

                  (iii) Each Transferred Employee will receive credit for years of service with Seller, its Affiliates and predecessors for purposes of calculation of benefits and waiting period eligibility in Purchaser's other miscellaneous benefits programs not specifically covered by other subparagraphs of this section, as if the Transferred Employee had been an employee of Purchaser during such period, including but not limited to, vacation, severance, leaves of absence, education assistance, sick leave, short and long-term disability plans and other similar benefits;

                  (iv) On the Closing Date, each Transferred Employee will become immediately eligible to participate in the Purchaser's health and welfare plans (to the extent they are eligible to participate under Seller's health and welfare plans), including but not limited to, medical, dental, life insurance and short and long-term disability plans, as such plans may exist, on the same basis as other similarly situated employees of Purchaser. Purchaser shall waive any pre-existing condition limitations with respect to such Transferred Employee and his or her dependents, to the extent such pre-existing condition limitation can be waived under Purchaser's plans. Purchaser shall cause each Transferred Employee to be eligible as of the Closing Date for substantially the same amount of insurance coverage that he or she maintained under Seller's plans, without requiring such Transferred Employee to provide any evidence of insurability to the extent possible under existing arrangements with Purchaser's carriers.

         (c) Purchaser shall be responsible for all obligations (including obligations to provide notices) or liabilities, if any, which may arise in connection with any, Transferred Employee under the WARN Act. Purchaser shall indemnify and hold Seller harmless for any WARN Act obligations or liabilities of Seller that are triggered by any mass layoff, plant closing or other employment action by Purchaser within the 90 day period following after Closing Date.

         (d) Seller will pay out to all Transferred Employees compensation in lieu of any accrued bonuses and accrued but unused vacation through the closing date.

SECTION 9.5. INTERVIEWS.

         Purchaser shall be solely responsible for any acts or omissions that are wrongful, illegal or in contravention of this Agreement made by it in connection with interviewing or hiring the Bank Employees. Purchaser shall reimburse the Bank Employees (if applicable) for reasonable transportation costs to and from the location where Purchaser shall interview such employees.

SECTION 9.6. OTHER TRANSACTIONS.

         From the date of this Agreement until the earlier of the Closing Date or the date of termination of this Agreement, Purchaser covenants and agrees that it shall not take any action which would materially adversely affect or delay the consummation of the transactions contemplated by this Agreement.

SECTION 9.7. NONSOLICITATION OF SELLER'S EMPLOYEES.

         In consideration of, among other things, the willingness of Seller to provide Purchaser with the opportunity to interview and hire the Bank Employees, Purchaser and its Affiliates agree that, except in accordance with this Section 9.7, for a period of two years following the Closing Date, it shall not, directly or indirectly, solicit for employment any person who is employed by Seller or any of its Affiliates, provided, however, that this Section 9.7 shall not apply (i) if any such employee has been terminated by Seller or any of its Affiliates for any reason or (ii) if such employee is hired by Purchaser or any of its Affiliates as a result of a general solicitation for employment in newspaper advertisements or other periodicals of general circulation not specifically targeted to employees of Seller.

                                    ARTICLE X
                  ACCESS; EMPLOYEE AND CUSTOMER COMMUNICATIONS

SECTION 10.1. ACCESS BY PURCHASER.

         Upon execution of this Agreement, Seller shall provide Purchaser and its representatives, accountants and counsel reasonable access during normal business hours and upon two Business Days' notice to Seller, to the Branch, Bank Employees, depository records, Loan files, and all other documents and other information concerning the Branch, the Business, the Purchased Assets, the Assumed Liabilities and the Transferred Employees as Purchaser may reasonably request; provided that a representative of Seller shall be permitted to be present at all times and provided further that with respect to information concerning Bank Employees, Seller's sole obligation shall be to provide Purchaser with information concerning the name, position, date of hire and salary of the Bank Employees, and Seller shall not be required to provide Purchaser with access to or copies of any personnel files or other individualized employee files or documents, all of which shall remain the sole property of Seller; provided further, however, that Seller agrees to make Transferred Employees available to be interviewed by Purchaser and to make personnel files for any Transferred Employee available to Purchaser for review to the extent permitted by law and authorized in writing by the Transferred Employee. Notwithstanding the foregoing, in no event shall Seller be required to provide (a) any information which Seller, in its sole discretion deems proprietary, including without limitation, Seller's "credit scoring" system, branch or credit practices, policies or procedures, or staffing models, (b) any information the provision of which to Seller is prohibited by applicable law,
(c) any information that is protected by the attorney-client privilege, or (d) its or any of its Affiliates' tax returns.

SECTION 10.2. COMMUNICATIONS TO EMPLOYEES, TRAINING.

         (a) Seller and Purchaser agree that promptly following the execution of this Agreement, meetings may be held at the Branch on such date as Purchaser and Seller shall mutually agree, to allow a representatives of Seller and Purchaser to announce Purchaser's proposed acquisition of the Business to the Bank Employees. Seller and Purchaser shall mutually agree as to the scope and content of all communications to the Bank Employees. Except as specifically provided in Section
10.1 and in this Section 10.2, in no event shall Purchaser contact any Bank Employee without the prior written consent of Seller, which consent may not be unreasonably withheld except those Bank Employees designated in writing by Seller to handle certain transition issues.

         (b) At mutually agreed upon times following the initial announcement described in Section 10.2(a), Purchaser shall be permitted to meet with the Bank Employees to discuss employment opportunities with Purchaser, provided that representatives of Seller shall be permitted to attend any such meeting. From and after the Final Approval Date, Purchaser shall also be permitted to conduct training sessions outside of normal business hours or at other times as Seller may agree, with the Bank Employees and may, at Seller's sole option, conduct such training seminars at the Branch; provided that Purchaser will in good faith attempt to schedule such training sessions in a manner which does not unreasonably interfere with Seller's normal business operations. Purchaser shall reimburse the Bank Employees for reasonable transportation costs to and from the locations where Purchaser shall train such employees and compensate the Bank Employees or reimburse Seller at the Bank applicable standard or overtime rates for the time spent in such training.

SECTION 10.3. COMMUNICATIONS WITH CUSTOMERS.

                  (a) Following the Final Approval Date and no more than 25 days prior to the anticipated Closing Date or a lesser time period as the parties may agree, but in no event prior to the expiration of the time period provided in Section 6.13(d) for Purchaser to terminate this Agreement, Purchaser shall send statements to the Customers announcing the transactions contemplated hereby (such statements being herein called "Customer Notices"). The form and content of each Customer Notice shall be subject to the approval of both parties and the cost of printing and mailing the Customer Notices shall be borne solely by Purchaser. Seller and Purchaser shall fully cooperate with each other in the timely scheduling of such communications. Seller agrees to provide appropriate mailing lists and accompanying electronic data files in order to facilitate the mailing of Customer Notices. Following the Final Approval Date, Purchaser shall also be entitled to provide solely at its own expense such other notices or communications to Customers relating to the transactions contemplated hereby as may be required by law; provided that the text of any such notice or communication and the timing of such notice or communication which is provided prior to the Closing shall be approved in advance by Seller, which approval shall not unreasonably be withheld or delayed.

                  (b) Except as specifically provided herein, in no event will Purchaser or its Affiliates contact any Customers prior to the Final Approval Date without the prior written consent of Seller which may be granted or withheld in its sole discretion; provided that Purchaser may contact Customers in connection with (i) advertising, solicitations or marketing campaigns not primarily directed to or targeted at Customers, (ii) lending, deposit, safe deposit, trust or other financial services relationships of Purchaser with Customers through branch offices of Purchaser existing as of the date hereof, (iii) unsolicited inquiries by Customers to Purchaser with respect to banking or other financial services provided by Purchaser, and (iv) notices or communications relating to the transactions contemplated hereby in accordance with the provisions hereof.

                                   ARTICLE XI
                              TRANSITIONAL MATTERS

SECTION 11.1. PAYMENT OF DEPOSIT LIABILITIES.

         (a) From and after the Closing Date, Purchaser shall (i) pay all properly drawn and presented checks, negotiable orders of withdrawal, drafts, debits and other withdrawal orders presented to Purchaser by Deposit Liability account customers, whether drawn on checks, negotiable orders of withdrawal, drafts, or other withdrawal order forms provided by Seller or by Purchaser and
(ii) in all other respects discharge, in the usual course of the banking business, all of the duties and obligations of Seller with respect to the balances due and owing to the Customers who have Deposit Liability accounts. If any Customer who has a Deposit Liability account draws checks, drafts, or negotiable orders of withdrawal against the Deposit Liabilities, which are presented or delivered to Seller not later than 90 days after the Closing Date, Seller shall use its commercially reasonable efforts to batch all such checks, drafts, negotiable orders of withdrawal, or other withdrawal order forms and to deliver the same to Purchaser at Purchaser's sole expense. Purchaser acknowledges that any delay, failure, or inability on its part to comply with the obligations imposed upon it as a depository institution under applicable federal or state law, with regard to such checks, drafts, negotiable orders of withdrawal or other withdrawal orders shall not result in any liability or obligation of Seller and shall not affect any of the rights of Seller under this Agreement. Seller shall not be deemed to have made any representations or warranties to Purchaser with respect to any such checks, drafts, negotiable orders of withdrawal or other withdrawal orders and any such representations or warranties implied by law are hereby disclaimed and are the responsibility of Purchaser, except that Seller shall be chargeable with the warranties and representations implied by law with respect to any such check, draft, negotiable orders of withdrawal order, or other withdrawal order, which is paid by Seller over the counter.

         (b) Purchaser hereby acknowledges that if, after the Closing Date, any Customer who has a Deposit Liability account, instead of accepting the obligation of Purchaser to pay the Deposit Liabilities (including Accrued Interest thereon) shall demand payment from Seller for all or any part of any such Deposit Liabilities (including Accrued interest thereon), Seller shall not be liable or responsible for making such payment.

SECTION 11.2. DELIVERY OF PURCHASER'S CHECK FORMS.

         Following the Final Approval Date, but not less than five Business Days prior to the Closing Date, Purchaser shall, at its sole cost and expense, notify by first class U.S. mail all Customers, who have a Deposit Liability account, in a form reasonably acceptable to Seller, of Purchaser's assumption of the Deposit Liabilities (other than Excluded Deposits) (which shall include a notification to those Deposit Liability account Customers whose accounts are then covered by any type of overdraft protection offered by Seller, including but not limited to Advance Lines, that from and after the Closing Date all such overdraft protection from Seller shall terminate) and Purchaser shall furnish each such Customer with information on the delivery of new checks, deposit tickets, or other similar instruments, which shall be appropriately encoded with Purchaser's routing number.

SECTION 11.3. UNCOLLECTED CHECKS RETURNED TO SELLER.

         From and after the Closing Date, Purchaser shall promptly pay to Seller an amount equivalent to the amount of any checks, negotiable orders of withdrawal, drafts, or any other withdrawal orders (net of the applicable deposit premium paid by Purchaser with respect to the Deposit Liabilities represented by any such instrument) credited as of the close of business on the Closing Date to any Deposit Liability accounts which are returned uncollected to Seller after the Closing Date and which shall include an amount equivalent to holds placed upon such Deposit Liability accounts for Items cashed by Seller (net of the applicable deposit premium paid by Purchaser with respect to the Deposit Liabilities represented by any such instrument), as of the close of business on the Closing Date which Items are subsequently dishonored; provided, however, that if Seller shall have failed to make or properly reflect in the information provided to Purchaser any provisional credit or hold on any such Deposit Liability accounts in respect of uncollected funds represented by any such item, Purchaser's obligations under this Section 11.3 in respect of such Item shall be limited to the amount of collected funds in such Deposit Liability accounts.

SECTION 11.4. DEFAULT ON LOAN PAYMENTS TO SELLER.

         If the balance due on any Loan has been reduced by Seller as a result of a payment by check or draft received prior to the close of business on the Closing Date, which Item is returned to Seller after the Closing Date, the Loan Value of such Loan shall be correspondingly increased and an amount in cash equal to such increase shall be promptly paid by Purchaser to Seller within three Business Days after demand by Seller by wire transfer of immediately available funds to an account designated by Seller; provided, however, that if, as a result of such return, the Loan is Nonperforming, it may, at the election of Purchaser, be excluded from the Final Loan Schedule for purposes of calculating the Adjusted Payment Amount.

SECTION 11.5. NOTICES TO OBLIGORS ON LOANS.

         (a) Purchaser shall, following the Final Approval Date, but no later than 15 days prior to the Closing Date, prepare and transmit, at Purchaser's sole cost and expense, to each obligor on each Loan, a notice in a form satisfying all legal requirements and reasonably acceptable to Seller to the effect that the Loan will be transferred to Purchaser and directing that payments be made after the Closing Date to Purchaser at any address of Purchaser specified by Purchaser, with Purchaser's name as payee on any checks or other instruments used to make such payments, and, with respect to all such Loans on which payment notices or coupon books have been issued, to issue new notices or coupon books reflecting the name and address of Purchaser as the person to whom and the place at which payments are to be made. To the extent that Purchaser's notice pursuant to the prior sentence shall be legally insufficient, Seller agrees, at Purchaser's sole expense, to provide all Loan obligors with all required notices of the assignment and transfer of the Loans.

         (b) To the extent that any of the Loans transferred from Seller to Purchaser involve a transfer of servicing as defined and governed by the Real Estate Settlement Procedures Act (12 U.S.C. Section 2601, et. seq.), Seller and Purchaser will jointly coordinate any appropriate required Customer notices.

SECTION 11.6. NEW TELEPHONE NUMBERS.

         Seller shall, no later than 5 days prior to the Closing Date, change the billing address for all telephone numbers used at the Branch to Purchaser's billing address for all charges incurred subsequent to the Closing Date.

SECTION 11.7. NEW ATM/DEBIT CARDS.

         Purchaser shall, following the Final Approval Date, but no later than three days prior to the Closing Date, notify Customers who have Deposit Liability accounts (i) that Customers may not continue to use Seller ATM/Debit cards on or after 3 p.m. on the Closing Date, and (ii) of any changes in withdrawal limits which will be effective as of the Transfer Date. Such notification shall be by form of notice reasonably acceptable to Seller. Seller and Purchaser agree to cooperate to assure smooth transition of the ATM located at the Branch from operation by Seller to operation by Purchaser effective as of the Transfer Date.

SECTION 11.8. SIGNAGE.

         During the two day period immediately preceding the Transfer Date, Seller shall cooperate with any commercially reasonable request of Purchaser directed to accomplishing the installation of signage of Purchaser's choosing at the Branch prior to the Closing Date; provided, however, that all such installations shall be at the sole cost and expense of Purchaser, that such installation shall be performed in such a manner that does not significantly interfere with the normal business activities and operations of the Branch, that such signage complies with all applicable zoning and permitting laws and regulations, and that all such installed signage shall be covered in such a way as to be unreadable at all times prior to the Closing. Immediately following the Closing, Seller shall, at its sole cost and expense, cover all of its signage in such a way as to be unreadable after the Closing and shall remove all of Seller's existing signage at the Branch as promptly as practicable following the Closing and in any event, within 10 Business Days after the Closing; provided, that, in the event that Seller shall not have removed such signage within such time frame, Purchaser shall be permitted to remove and store such signage on Seller's behalf, the costs of which shall be reimbursed by Seller to Purchaser.

SECTION 11.9. ACTIONS WITH RESPECT TO IRA, KEOGH PLAN AND EMPLOYEE PENSION PLAN
              DEPOSIT LIABILITIES.

         (a) On or before the Closing Date, Seller shall (i) resign as of the close of business on the Closing Date as the trustee or custodian, as applicable, of each IRA, Keogh Plan and Employee Pension Plan included in the Assumed Liabilities of which it is the trustee or custodian, (ii) to the extent permitted by the documentation governing each such IRA, Keogh, Plan or Employee Pension Plan and applicable law, appoint Purchaser as successor trustee or custodian, as applicable, of each such IRA, Keogh Plan or Employee Pension Plan, and Purchaser hereby accepts each such trusteeship or custodianship under the terms and conditions of Purchaser's plan documents for its IRA, Keogh Plans and Employee Pension Plan, and assumes all fiduciary and custodial obligations with respect thereto as of the close of business on the Closing Date, and (iii) deliver to the IRA grantor or Keogh Plan or Employee Pension Plan named fiduciary, of each such IRA, Employee Pension Plan or Keogh Plan such notice of the foregoing as is required by the documentation governing each such IRA, Employee Pension Plan or Keogh Plan or applicable law. Purchaser shall be solely responsible for delivering its IRA, Employee Pension Plan and Keogh Plan documents to the applicable IRA grantor and Keogh Plan or Employee Pension Plan named fiduciary, including but not limited to a beneficiary designation form to be completed by the applicable IRA grantor or Keogh Plan or Employee Pension Plan participant; provided, however, that in the event that an IRA grantor or Keogh Plan or Employee Pension Plan participant dies before such time as Purchaser receives a properly completed beneficiary designation form, Seller shall make available to Purchaser such information as may exist in Seller's files regarding any beneficiary designation it may have regarding such decedent. If, pursuant to the terms of the documentation governing any such IRA or Keogh Plan or Employee Pension Plan or applicable law, (X) Seller is not permitted to appoint Purchaser as successor trustee or custodian, or the IRA grantor or Keogh Plan or Employee Pension Plan named fiduciary objects in writing to such designation, or is entitled to, and does, in fact, name a successor trustee or custodian other than Purchaser, or (Y) such IRA or Keogh Plan or Employee Pension Plan includes assets which are not Deposit Liabilities and are not being transferred to Purchaser or the assumption of such deposit liabilities included in such IRA or Keogh Plan or Employee Pension Plan would result in a loss of qualification of such IRA or Keogh Plan or Employee Pension Plan under the Code or applicable IRS regulations, all deposit liabilities of Seller held under such IRA or Keogh Plan or Employee Pension Plan shall be excluded from the Deposit Liabilities (such excluded deposits liabilities being herein called the "Excluded IRA/Keogh/Employee Pension Plan Deposits"). Upon appointment as a successor custodian for such IRA Deposit Liabilities or as a successor trustee for such IRAs or Keogh Plans or Employee Pension Plans, Purchaser shall perform the services and carry out the duties and obligations required of it under the applicable plans, the Code and applicable Federal and state laws and regulations.

         (b) To the extent the Deposit Liabilities include certain IRAs, Keogh Plans and Employee Pension Plans that are required to make certain periodic distributions to the IRA account owner or Keogh Plan or Employee Pension Plan participant (or beneficiary) either at the account owner's or participant's request or because the account owner or participant has attained age 70 1/2, effective as of the Transfer Date, Purchaser agrees to continue to make such periodic distributions in accordance with the reasonable distribution instructions forwarded by Seller to Purchaser. Purchaser hereby assumes the obligation to pay each minimum distribution required by federal law by December 31 of the calendar year in which the Closing occurs and, in consideration thereof, Seller agrees not to withhold the amount of such distributions from the aggregate amount of the Deposit Liabilities.

         (c) Prior to the Closing Date, Seller shall provide to Purchaser copies of all plan documents and beneficiary designation forms in Seller's possession with respect to the Employee Pension Plans, IRAs and Keogh Plans.

SECTION 11.10. BULK TRANSFER LAWS.

         Seller and Purchaser hereby waive compliance with any applicable bulk transfer laws. If by reason of any applicable bulk sales law any claims are asserted by creditors of Seller, such claims shall be the responsibility of Purchaser in the case of claims arising under any of the Purchased Assets or Assumed Liabilities.

SECTION 11.11. SELLER'S STATEMENTS TO CUSTOMERS.

         Seller, at its sole cost and expense, shall at its next scheduled mailing date issue standard account statements as of the Closing Date for each statement Savings, NOW and checking account included in the Deposit Liabilities. Passbook information not posted to a Customer passbook as of the Closing Date shall be provided to Purchaser by written report or by such other means as the parties may agree upon. Purchaser agrees to be responsible for posting all passbook entries reflected in such reports.

SECTION 11.12. EQUIPMENT CONVERSION AND INSTALLATION.

         Between the Final Approval Date and the Closing, Seller agrees to cooperate with Purchaser and its agents in order to facilitate installation of teller and other operating equipment in the Branch, provided that such installation shall be at Purchaser's sole cost and expense and shall be planned so as not to interfere significantly with Seller's normal business activities, and provided further, that if this Agreement is terminated, the removal of the equipment and the return of the Branch to its previous condition shall be at the expense of the Purchaser.

SECTION 11.13. POST-CLOSING SETTLEMENT.

         Seller and Purchaser agree to cooperate to assure appropriate settlement of point of sale debit card transactions relating to Deposit Liability accounts settled following the Closing Date. Following the Closing, Purchaser will make commercially reasonable efforts to notify originators of Automated Clearing House ("ACH") entries affecting Deposit Liability accounts or Loans of the transfers contemplated by this Agreement. Seller agrees to cooperate with Purchaser in a commercially reasonable manner to assure prompt delivery and settlement of ACH transactions received by Seller for debit or credit to Deposit Liability accounts or Loans. Seller and Purchaser agree to cooperate with respect to any other items relating to Deposit Liabilities or Loans that come into Seller's possession following the Closing Date.

SECTION 11.14. POST-CLOSING COOPERATION GENERALLY.

         Whether or not specifically addressed in this Section 11, Seller and Purchaser agree to cooperate in a commercially reasonable manner to assure an orderly transition of Branch operations and the Purchased Assets from Seller to Purchaser.

                                   ARTICLE XII
                              CONDITIONS TO CLOSING

SECTION 12.1. CONDITIONS TO OBLIGATIONS OF SELLER.

         The obligations of Seller under this Agreement are subject to the satisfaction (or, if applicable, waiver in the sole discretion of Seller, except as to the condition described in 12.1(c)) on or before the Closing Date, of each of the following conditions:

         (a) All of the covenants and other agreements required by this Agreement to be complied with and performed by Purchaser on or before the Closing Date shall have been duly complied with and performed in all material respects;

         (b) The representations and warranties made by Purchaser herein or in any certificate or other document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects, on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on the Closing Date provided, however, that the representations and warranties of Purchaser herein or in any certificate or other document delivered pursuant to the provisions hereof shall be deemed to be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though made on the Closing Date, unless the failure to be so true and correct would have a Material Adverse Effect on Purchaser's ability to consummate the transactions contemplated by the Agreement;

         (c) All Regulatory Approvals shall have been obtained, shall be Final and shall not contain any Material Condition affecting Seller;

         (d) No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent), which is in effect, to enjoin, or which prohibits, consummation of the transactions contemplated hereby or which would preclude the operation of the Branch by Purchaser subsequent to the Closing in substantially the same manner as heretofore operated;

         (e) Seller shall have received the items to be delivered by Purchaser pursuant to Section 5.3.

SECTION 12.2. CONDITIONS TO OBLIGATIONS OF PURCHASER.

         The obligations of Purchaser under this Agreement are subject to the satisfaction (or, if applicable, waiver in the sole discretion of Purchaser, except as to the condition described in Section 12.2(c)) on or before the Closing Date, of each of the following conditions;

         (a) All of the covenants and agreements required by this Agreement to be complied with and performed by Seller on or before the Closing Date shall have been duly complied with and performed in all material respects;

         (b) The representations and warranties made by Seller herein or in any certificate or other document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects, on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on the Closing Date; provided, however, that the representations and warranties made by Seller herein or in any certificate or other document delivered pursuant to the provisions hereof shall be deemed to be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though made on the Closing Date, unless the failure to be so true and correct would have a Material Adverse Effect;

         (c) The Regulatory Approvals shall have been obtained, shall be Final and shall not contain any Material Condition affecting Purchaser;

         (d) No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect to enjoin, or which prohibits, consummation of the transactions contemplated hereby; and

         (e) Purchaser shall have received the items to be delivered by Seller pursuant to Section 5.2 and Purchaser is able to occupy the Premises in accordance with provision of Section 6.13(c) as of the Closing Date.

         (f) Purchaser shall not have elected to terminate the transaction pursuant to Section 6.13(d).

                                  ARTICLE XIII
                                 DATA PROCESSING

SECTION 13.1. CONVERSION.

         (a) Seller and Purchaser shall convert account information as to Deposit Liabilities and the Loans to be effective the first business day following the Closing in accordance with the Data Processing Conversion Plan to be developed and attached hereto as Schedule 13.1 within thirty (30) days from the date of this Agreement. Purchaser and Seller agree to cooperate fully in the development of the Data Processing Conversion Plan. Purchaser shall pay Seller for services rendered to Seller by outside third-parties in connection with the de-conversion of the Branch's electronic data to a format that can be utilized by Purchaser for and following the Closing of the Purchase and Assumption, provided that in no event will such costs exceed $20,000.

         (b) All tasks and obligations concerning the provision of data processing services to or for the Branch after the Closing Date, other than those specifically set forth in, and to the extent assumed by Seller pursuant to
Schedule 13.1(b) hereof shall be performed solely and exclusively by the Purchaser. Purchaser acknowledges its assumption of all such tasks and obligations, and further acknowledges that any delay, failure or inability on its part to perform such tasks or comply with such obligations, except as and to the extent attributable to any delay, failure or inability on the part of Seller in performing those tasks or complying with those obligations specifically set forth in, and to the extent assumed by Seller pursuant to,

Schedule 13.1(b) hereof shall not result in any liability or obligation of Seller and shall not affect any of the rights of Seller under this Agreement.

                                   ARTICLE XIV
                                    INDEMNITY

SECTION 14.1. SELLER'S INDEMNITY.

         Seller shall indemnify, hold harmless and defend Purchaser, its Affiliates, and their respective successors, permitted assigns, directors, shareholders, officers, agents and employees from and against all claims, losses, liabilities, demands and obligations of any nature whatsoever (including reasonable legal fees and expenses) (collectively, "Damages") which Purchaser or any of its Affiliates or their respective successors, permitted assigns, directors, shareholders, officers, agents or employees shall receive, suffer or incur, arising out of or resulting from:

         (a)      Any liability of Seller which is not an Assumed Liability;

         (b) The breach of any representation or warranty made by Seller in this Agreement;

         (c) The breach of any covenant or other agreement made by Seller in this Agreement;

         (d) Except for Assumed Liabilities, all liabilities under all pension and welfare benefit plans (as defined in Sections 3(l) and (2) of ERISA), or any supplemental unemployment benefit, deferred compensation, or other employee benefit plan of Seller or its Affiliates with respect to any and all periods prior to the Closing Date, including without limitation, all liabilities under ERISA, any liabilities for any accumulated funding deficiency as such term is defined in Section 302 of ERISA and Section 412 of the Code and for any liability to the Pension Benefit Guaranty Corporation, the IRS, participants, beneficiaries, employees, or any other public or private person, incurred with respect to or attributable to any plan of Seller; or

         (e) Any actions taken or omitted to be taken by Seller prior to the Closing Date and relating to the Business, Premises, the Purchased Assets, the Assumed Liabilities, or the Bank Employees, and any suits or proceedings commenced in connection therewith (other than proceedings to prevent or limit the consummation of the transactions contemplated by this Agreement).

SECTION 14.2. PURCHASER INDEMNITY.

         Purchaser shall indemnify, hold harmless and defend Seller, its Affiliates and their respective successors, permitted assigns, directors, shareholders, officers, agents and employees from and against all Damages which Seller or any of its Affiliates or their respective successors, permitted assigns, directors, shareholders, officers, agents or employees shall receive, suffer or incur, arising out of or resulting from:

         (a)      Any Assumed Liability;

         (b) Any actions taken or omitted to be taken by Purchaser from and after the date hereof with respect to the Bank Employees, and any suits or proceedings commenced in connection therewith;

         (c) Any actions taken or omitted to be taken by Purchaser from or after the Closing Date and relating to the Business, the Purchased Assets, the Assumed Liabilities and the Transferred Employees, and any suits or proceedings commenced in connection therewith (other than proceedings to prevent or limit the consummation of the transactions contemplated by this Agreement);

         (d) The breach of any representation or warranty made by Purchaser in this Agreement;

         (e) The breach of any covenant or other agreement made by Purchaser in this Agreement; and

         (f) Any claims arising under any of the Purchased Assets or Assumed Liabilities made by creditors of Seller under any applicable bulk sales laws.

SECTION 14.3. INDEMNIFICATION PROCEDURE.

         If a party entitled to indemnification hereunder ("Indemnified Party") is aware that a claim, demand or other circumstance exists that has given or may reasonably be expected to give rise to a right of indemnification under this
Article XIV (whether or not the amount of the claim is then quantifiable), such Indemnified Party shall promptly give written notice thereof to the other party ("Indemnitor"), and the Indemnified Party will thereafter keep the Indemnitor reasonably informed with respect thereto, provided that failure of the Indemnified Party to give the Indemnitor prompt notice as provided herein shall not relieve the Indemnitor of its obligations hereunder except to the extent, if any, that the Indemnitor's rights shall have been prejudiced or the Indemnitor's liability shall have been materially increased thereby. In case any such action, suit or proceeding is brought against an Indemnified Party, the Indemnitor shall be entitled to participate in the defense thereof with counsel reasonably satisfactory to the Indemnified Party or, if it acknowledges its obligation to indemnify the Indemnified Party in full with respect to such claim, may in its discretion assume the defense thereof, provided, however, that in such event the Indemnified Party shall be entitled to participate in any such action, suit or proceeding with counsel of its own choice at its expense. The party assuming defense of the claim, action, suit or proceeding giving rise to a claim for indemnification will not settle any such claim, action, suit or proceeding without the consent of the other party, which consent shall not be unreasonably withheld.

SECTION 14.4. LIMITATIONS ON LIABILITY.

         Notwithstanding anything to the contrary contained in this Article XIV, unless otherwise provided in this Agreement, no party shall be entitled to indemnification pursuant to Section 14.1(b) or 14.2(d) until its aggregate Damages shall be in excess of $35,000, at which time such party shall be entitled to indemnification for the full amount of its Damages to the extent such Damages exceed such amount. In no event shall the Damages payable by Seller or

Purchaser in the aggregate exceed the Purchase Price and in no event shall any party be entitled to any incidental, consequential, special, exemplary or punitive Damages.

SECTION 14.5. GENERAL.

         (a) Each Indemnified Party shall be obligated in connection with any claim for indemnification under this Article XIV to use all commercially reasonable efforts to obtain any insurance proceeds available to such Indemnified Party with regard to the applicable claims. The amount which any Indemnitor is or may be required to pay to any Indemnified Party pursuant to this Article XIV shall be reduced (retroactively, if necessary) by any insurance proceeds or other amounts actually recovered (net of any direct relevant collections costs) by or on behalf of such Indemnified Party in reduction of the related Damages. If an Indemnified Party shall have received the payment required by this Agreement from the Indemnitor in respect of Damages and shall subsequently receive insurance proceeds or other amounts in respect of such Damages, then such Indemnified Party shall promptly repay to the Indemnitor a sum equal to the amount of such insurance proceeds or other amounts actually received (net of any direct relevant collection costs). The amount of any Damages arising from a breach by Seller of the representation set forth in
Section 6.7 due to the existence of a Lien which is not in respect of borrowed money and does not materially impair the continued use and operation of any of the Purchased Assets shall be limited to the lesser of (x) the cost of satisfying or removing such Lien and (y) the actual impairment to the Purchased Asset caused by the existence of such Lien.

         (b) In addition to the requirements of paragraph (a) above, each Indemnified Party shall be obligated in connection with any claim for indemnification under this Article XIV to use all commercially reasonable efforts to mitigate Damages upon and after becoming aware of any event which could reasonably be expected to give rise to such Damages.

         (c) Subject to the rights of existing insurers of an Indemnified Party, an Indemnitor shall, upon payment in full of a claim for indemnification, be subrogated to any right of action which the Indemnified Party may have against any other Person with respect to any matter giving rise to a claim.

         (d) Except for the parties' rights to specific performance and injunctive relief as described in Section 16.14, the indemnification provided in this Article XIV shall be the exclusive post-Closing Date remedy available to any Indemnified Party with respect to any breach of any representation, warranty, covenant or agreement made by Purchaser or Seller in this Agreement. The parties hereto further acknowledge that no indemnity shall be payable for any Damages with respect to any breach of representations or warranties in this Agreement if prior to Closing such party receives a written notice from the other party (i) disclosing such breach or breaches and (ii) informing such party that such breach or breaches constitute a Material Adverse Effect entitling the party receiving the notice to terminate this Agreement.

         (e) All indemnification payments under this Article XIV shall be deemed adjustments to the Purchase Price as defined in Section 3.1.

SECTION 14.6. SURVIVAL.

         All representations, warranties and covenants contained in or made pursuant to this Agreement shall survive the execution and delivery of the Agreement and shall continue in full force and effect for a period of one year after the Closing Date and thereafter shall terminate, except as to any claim for which written notice shall have been given prior to such date; and provided, further, that all covenants or agreements which by their terms are to be performed after the first anniversary of the Closing Date shall survive for a period of one year from the date upon which they are fully discharged.

                                   ARTICLE XV
                              POST-CLOSING MATTERS

SECTION 15.1. FURTHER ASSURANCES.

         From and after the Closing Date:

         (a) Except as specifically provided otherwise herein, Seller shall assist Purchaser in the orderly transition of the operations of the Business and shall give such further assurances and execute, acknowledge and deliver all such instruments as may be necessary and appropriate to effectively vest in Purchaser title in the Purchased Assets in the manner contemplated hereby; provided that Seller need not incur any out-of-pocket costs or expenses in connection with its agreements in this Section 15.1 unless such costs or expenses are reimbursed by Purchaser; and

         (b) Except as specifically provided otherwise herein, Purchaser shall give such further assurances to Seller and shall execute, acknowledge and deliver all such acknowledgments and other instruments and take such further action as may be necessary and appropriate to effectively relieve and discharge Seller from any obligations remaining with respect to the Deposit Liabilities or other Assumed Liabilities; provided that Purchaser need not incur any out-of-pocket costs or expenses in connection with its agreements in this
Section 15.1 unless such costs or expenses are reimbursed by Seller.

SECTION 15.2. ACCESS TO AND RETENTION OF BOOKS AND RECORDS.

         For a period of six years from the Closing Date, each party shall have commercially reasonable access to any books and records of the other party relating to the Purchased Assets and the Assumed Liabilities, and the requesting party, at its own expense, may make copies and extracts when such copies and extracts are required by regulatory authorities, for litigation purposes, or for tax or accounting purposes; provided that in the event that as of the end of such period, any tax year of Seller is under examination by any taxing authority, Seller shall inform Purchaser in writing of the audit and such books and records shall be maintained by Purchaser until a final determination of the tax liability of Seller for that year has been made. If such copies or extracts require use of a party's equipment or Branch, the user shall reimburse the other party for all costs incurred, including without limitation employee expenses. Notwithstanding the foregoing, neither party shall be obligated to retain records beyond any commonly acceptable time limit, and the obligation of either party to provide access to records shall be subject to all applicable laws and regulations governing the confidentiality of such records.

SECTION 15.3. DEPOSIT HISTORIES.

         In case of any dispute with or inquiry by any Customer whose Deposit Liability account is included in the Assumed Liabilities, which dispute or inquiry relates to the servicing of such account by Seller prior to the date for which a deposit history has been provided to Purchaser, Seller will provide Purchaser, where available and to the extent reasonably requested by Purchaser and not already provided to Purchaser, information regarding the Deposit Liability account and copies of pertinent documents or instruments with respect to such dispute or inquiry so as to permit Purchaser to respond to such Customer within a period of time and in a manner which would comply with standard banking practices and customs and all applicable laws.

                                   ARTICLE XVI
                                  MISCELLANEOUS

SECTION 16.1. EXPENSES.

         (a) Except as otherwise provided herein, Seller and Purchaser shall each pay all of their own out-of-pocket expenses in connection with this Agreement, including investment banking, appraisal, accounting, consulting, professional and legal fees, if any, whether or not the transactions contemplated by this Agreement are consummated.

         (b) Purchaser shall pay all (i) recording, filing or other fees, cost and expenses (including without limitation fees, costs and expenses for (w) preparation and issuance of title commitments, abstracts or searches, surveys, inspections, environmental audits or other investigations, (x) filing of any forms (including without limitation tax forms) with governmental authorities in connection with the transfer of the Fixed Assets, and (y) recording instruments or documents evidencing any transfers of interests in real property); provided that Seller shall pay one half of the State of Maine transfer tax due upon transfer of the Real Estate and shall pay all such fees, costs or expenses with respect to matters described in (x) and (y) which Seller is required by law to pay and costs and expenses relating to the preparation, execution and recording of assignments or satisfactions of mortgages, financing statements, notes, security agreements or other instruments applicable to or arising in connection with the transfer, assignment or assumption of the Purchased Assets and Assumed Liabilities.

SECTION 16.2. TRADE NAMES AND TRADEMARKS.

         The Purchaser acknowledges and agrees that notwithstanding anything to the contrary contained herein, it has, and following the Closing shall have, no interest in or to the names Androscoggin Savings Bank, Androscoggin Bank or Androscoggin Bank of Rockland or any derivative thereof, or any trade name, trademark or service mark, logo or corporate name of Seller or any of its respective Affiliates, including, without limitation, the tradenames and trademarks listed on Schedule 16.2 hereto. After the Closing Date, Purchaser and any of its Affiliates shall not use any of the trade names, trademarks, service marks, logos or corporate names of Seller or any of its respective Affiliates including, without, limitation, the tradenames and trademarks listed on Schedule
16.2 hereto.

SECTION 16.3. TERMINATION: EXTENSION OF CLOSING DATE.

         This Agreement shall terminate and shall be of no further force or effect as between the parties hereto, except as to the liability for actual direct damages due to a willful breach of any material representation, warranty or covenant occurring or arising prior to the date of termination, and except for the confidentiality obligations set forth in Section 16.6, upon the occurrence of any of the following:

         (a)      Upon mutual agreement of the parties;

         (b) Upon written notice by either Purchaser or Seller to the other parties immediately upon receipt by Purchaser or Seller of notice from any governmental authority that Purchaser or Seller, as the case may be, has been denied any Regulatory Approval by Final order or that any Regulatory Approval contains a Material Condition adversely affecting the party providing the notice;

         (c) Upon written notice by either Purchaser or Seller to the other parties, if the Closing has not occurred on or before May 31, 2004; or

         (d) By either the Purchaser or Seller (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations, warranties, covenants or other agreements set forth in this Agreement on the part of the other party, which breach is not cured within 30 days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; provided, however, that Purchaser and Seller shall not have the right to terminate this Agreement pursuant to this Section 16.3(d) unless the breach of representation, warranty, covenant, or other agreement together with all other such breaches would have a Material Adverse Effect.

SECTION 16.4. MODIFICATION AND WAIVER.

         No modification of any provision of this Agreement shall be binding unless in writing and executed by the party or parties sought to be bound thereby. Performance of or compliance with any covenant given herein or satisfaction of any condition to the obligations of either party hereunder may be waived by the parties to whom such covenant is given or to whom such condition is intended to benefit, except as otherwise provided in this Agreement or to the extent any such condition is required by law; provided, that, any such waiver must be in writing.

SECTION 16.5. BINDING EFFECT: ASSIGNMENT.

         This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any rights, privileges, duties or obligations of the parties hereto may be assigned without the prior written consent of the other party hereto.

SECTION 16.6. CONFIDENTIALITY.

         (a) From and after the date hereof, the parties hereto and their Affiliates shall keep confidential the terms of this Agreement and the negotiations relating hereto and all documents and information obtained by a party from another party in connection with the transactions contemplated hereby, except (i) to the extent this Agreement and such negotiations need to be disclosed to obtain a Regulatory Approval, (ii) to fulfill obligations under the Securities Exchange Act of 1934, as amended, or rules promulgated thereunder by the Securities and Exchange Commission, (iii) for disclosures made in accordance with the terms of this Agreement, and (iv) to the extent required by applicable law, regulations or rules of any applicable national securities exchange. This section shall survive any termination of this Agreement. Notwithstanding anything herein to the contrary, Purchaser and Seller may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement, and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided however, that such disclosure may only be made to the extent reasonably necessary to comply with any applicable federal or state securities laws. For the purposes of the foregoing sentence, (i) the "tax treatment" means the purported or claimed federal or state income tax treatment of this transaction, and (ii) the "tax structure" means any fact that may be relevant to understanding the purported or claimed federal or state income tax treatment of the transactions contemplated by this Agreement.

         (b) Except as otherwise required by law, regulations or rules, including the rules of any self regulatory organization (as defined in the Securities Exchange Act of 1934, as amended), the parties hereto shall each furnish to the other the text of all notices and communications, written or oral, proposed to be sent by the furnishing party regarding the transactions contemplated hereby. Except as otherwise required by law, regulations or rules of the National Association of Securities Dealers or any national stock exchange, the furnishing party shall not send or transmit such notices or communications or otherwise make them public unless and until the consent of the other parties is received, which consent shall not be unreasonably withheld or delayed.

         (c) Purchaser and Seller may issue press releases on the date of this Agreement and on the Closing Date or the first Business Day thereafter, the content of which press releases shall be mutually agreed upon between the parties.

         (d) The provisions of this Section 16.6 shall survive any termination of this Agreement.

SECTION 16.7 ENTIRE AGREEMENT; GOVERNING LAW.

         This Agreement, together with the exhibits and schedules attached hereto and made a part hereof, contains the entire agreement between the parties hereto with respect to the transactions covered and contemplated hereunder, and supersedes all prior agreements or understandings between the parties hereto relating to the subject matter hereof, provided that the terms of the Confidentiality Agreement, to the extent not inconsistent with the terms hereof, shall continue to apply. This Agreement shall be governed by and construed in accordance with the laws of the State of Maine (without reference to conflicts or choice of law provisions).

SECTION 16.8. CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

         Each party hereto, to the extent it may lawfully do so, hereby submits to the jurisdiction of the courts of the State of Maine and the United States District Court for the District of Maine as well as to the jurisdiction of all courts from which an appeal may be taken or other review sought from the aforesaid courts, for the purpose of any suit, action or other proceeding arising out of such party's obligations under or with respect to this agreement or any of the agreements, instruments or documents contemplated hereby (other than the confidentiality agreement), and expressly waives any and all objections it may have as to venue in any of such courts.

         Each party hereto hereby waives trial by jury in any action, proceeding or counterclaim arising out of or in any way concerned with this agreement or any of the agreements, instruments or documents contemplated hereby. No party hereto, nor any assignee or successor of a party hereto shall seek a jury trial in any lawsuit, proceeding, counterclaim or any other litigation procedure based upon, or arising out of, this agreement or any of the agreements, instruments or documents contemplated hereby. No party will seek to consolidate any such action, in which a jury trial has been waived, with any other action in which a jury trial cannot be or has not been waived. The provisions of this have been fully discussed by the parties hereto, and the provisions shall be subject to no exceptions. No party has in anyway agreed with or represented to any other party that the provisions of this section will not be fully enforced in all instances.

SECTION 16.9. WAIVER OF CERTAIN DAMAGES.

         Each of the parties hereto to the fullest extent permitted by law irrevocably waives any rights that they may have to punitive, special, incidental, exemplary or consequential damages in respect of any litigation based upon, or arising out of, this agreement or any related agreement or any course of conduct, course of dealing, statements or actions of any of them relating thereto.

SECTION 16.10. SEVERABILITY.

         In the event that any provision of this shall be held invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby, and this Agreement shall otherwise remain in full force and effect.

SECTION 16.11. COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto.

SECTION 16.12. NOTICES.

         All notices, consents, requests, instructions, approvals, waivers, stipulations and other communications provided for herein to be given by one party hereto to the other party shall be deemed validly given, made or served, if in writing and delivered personally or sent by certified mail, return receipt requested, nationally recognized overnight delivery service, or facsimile transmission, if to Seller addressed to:

                  Steven A. Closson
                  President and Chief Executive Officer
                  Androscoggin Savings Bank
                  30 Lisbon Street, P.O. Box 1407
                  Lewiston, Maine 04240

         with copies to:

                  Luse Gorman Pomerenk & Schick, P.C.
                  5335 Wisconsin Avenue, N.W., Suite 400
                  Washington, D.C. 20015-2035
                  Attention: John J. Gorman, Esq.

         and if to Purchaser addressed to:

                  Bar Harbor Banking & Trust Company
                  82 Main Street
                  Bar Harbor, Maine 04609
                  Attention: Chief Executive Officer

         with copies to:

                  Eaton Peabody
                  80 Exchange Street
                  Bangor, Maine 04401
                  Attention: Daniel G. McKay, Esq.

         Notice by certified mail shall be deemed to be received three Business Days after mailing of the same. Notice by overnight courier shall be deemed effective on the next business day following delivery to such courier. Either party may change the persons or addresses to whom or to which notices may be sent by written notice to the others.

SECTION 16.13. INTERPRETATION.

         Article titles, headings to sections and any table of contents are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation hereof. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. As used herein, "include", "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; "writing", "written" and comparable terms refer to printing, typing, lithography and other means of reproducing words in a visible form; references to a person are also to its successors and assigns; except as the context may otherwise require, "`hereof", "herein", "hereunder" and comparable terms refer to the entirety hereof and not to any particular article, section or other subdivision hereof or attachment hereto; references to any gender include the other, except as the context may otherwise require, the singular includes the plural and vice versa; references to any agreement or other document are to such agreement or document as amended and supplemented from time to time; references to "Article", "Section" or another subdivision or to an "Exhibit" or "Schedule" are to an article, section or subdivision hereof or an "Exhibit" or "Schedule". The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation, construction and enforcement of this Agreement or any amendment, schedule or exhibit hereto.

SECTION 16.14. SPECIFIC PERFORMANCE.

         The parties hereto acknowledge that monetary damages could not adequately compensate either party hereto in the event of a breach of this Agreement by the other, that the non-breaching party would suffer irreparable harm in the event of such breach and that the non-breaching party shall have, in addition to any other rights or remedies it may have at law or in equity, specific performance and injunctive relief as a remedy for the enforcement hereof.

SECTION 16.15. NO THIRD PARTY BENEFICIARIES.

         The parties hereto intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto. No future or present employee or customer of either of the parties nor their affiliates, successors or assigns or other person shall be treated as a third party beneficiary in or under this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, by their duly authorized representatives, as of the day and year first above written.

                              ANDROSCOGGIN SAVINGS BANK

                              By: ______________________________________________
                                  Name:  Steven A. Closson
                                  Title: President and Chief Executive Officer

                              BAR HARBOR BANKING AND TRUST COMPANY

                              By: ______________________________________________
                                  Name:  Joseph M. Murphy
                                  Title: Chief Executive Officer

                                                                       EXHIBIT A

                      FORM OF QUITCLAIM DEED WITH COVENANT

                     SHORT FORM QUITCLAIM DEED WITH COVENANT

Androscoggin Savings Bank, a Maine banking corporation, with an address of 30 Lisbon Street, Lewiston, Maine 04240, FOR CONSIDERATION PAID, grants to Bar Harbor Banking and Trust Company, a Maine banking corporation with an address at 82 Main Street, Bar Harbor, Maine 04609, with QUITCLAIM COVENANTS, that certain property located in___________, __________ County, Maine all as more particularly described on Exhibit A attached hereto and mad a part hereof.

IN WITNESS WHEREOF, Androscoggin Savings Bank has caused this instrument to be executed under seal by _______________, its _________________, thereunto duly authorized, this __ day of _____________, 200_.

WITNESS:                                    ANDROSCOGGIN SAVINGS BANK

______________________                      By:________________________________
                                               Name:
                                               Title:

State of Maine

County of ____________, ss.                            __________________, 200_

PERSONALLY APPEARED the above named ________________________, ____________ of
Androscoggin Savings Bank as aforesaid and acknowledged the foregoing instrument to be his free act and deed in his said capacity and the free act and deed of said corporation.

                                               Before me,

                                               ________________________________
                                               Notary Public
                                               My commission expires:

                                                                       EXHIBIT B

                       FORM OF BILL OF SALE AND ASSIGNMENT

         This BILL OF SALE AND ASSIGNMENT is made and entered into as of ________, 2003, by Androscoggin Savings Bank, a Maine-chartered bank with its principal offices at 30 Lisbon Street, Lewiston, Maine 04240 ("Seller"), and Bar Harbor Banking & Trust Company, a Maine financial institution with its principal offices at 82 Main Street, Bar Harbor, Maine 04609 ("Purchaser"). Capitalized terms used herein which are defined in that certain Purchase and Assumption Agreement, dated as of ______________ ___, 2003, by and between Seller and Purchaser (the "Agreement"), shall have the same meanings herein as therein unless defined herein or the context requires otherwise herein.

                                   WITNESSETH:

         WHEREAS, pursuant to the Agreement, among other matters, Seller has agreed to transfer the Personalty to Purchaser;

         NOW, THEREFORE, for good and valuable consideration paid by Purchaser to Seller at or before the execution of this Bill of Sale and Assignment, the receipt and sufficiency of which are hereby acknowledged, Seller by this Bill of Sale and Assignment does hereby convey, grant, bargain, sell, transfer, set over, assign, alienate, remise, release, deliver and confirm unto Purchaser, its successors and assigns, forever, all of Seller's right, title, interest in and to the Personalty as of the close of business on the date hereof.

         TO HAVE AND TO HOLD all and singular the Personalty unto Purchaser, its successors and assigns, to its and their own use and enjoyment forever.

         SELLER FURTHER COVENANTS AND AGREES AS FOLLOWS:

A. This Bill of Sale and Assignment shall not constitute an assignment in whole or in part of any Personalty if an attempted assignment of the same without the consent of any other party thereto or with an interest therein would constitute a breach thereof or in any way affect the rights of Seller thereunder or be contrary to applicable law. If any such consent is not obtained with respect to any such Personalty, then Seller, its respective successors and assigns, shall act as Purchaser's agent in order to obtain for Purchaser, its successors and assigns, the benefits thereunder.

B. Seller has good and marketable title to the Personalty free and clear of all liens and encumbrances. Seller has the right and authority to sell and transfer the Personalty, and the Personalty is being delivered "AS IS", "WHERE IS" and with all faults.

C. This Bill of Sale and Assignment is given pursuant to the provisions of the Agreement, and, except as herein otherwise provided, the transfer of the Personalty hereunder is made subject to the terms and provisions of the Agreement.

D. This Bill of Sale and Assignment is only for the benefit of the Purchaser and its successors and assigns and shall not be relied upon by, or inure to the benefit of, any other party.

E. Any notice, request or other document to be given hereunder or in connection herewith to any party hereto shall be given in the manner described in the Agreement.

F. This Bill of Sale and Assignment shall be governed by, and construed in accordance with, the laws of the State of Maine.

         IN WITNESS WHEREOF, Seller has duly executed and delivered this Bill of Sale and Assignment as of the day and year first above written.

                                ___________________

                                By: __________________________________________
                                    Name:
                                    Title: Chairman and Chief Executive Officer

                                    EXHIBIT B

                         [Legal Description of Premises]

                                                                       EXHIBIT C

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

         This ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement"), is made and entered into as of ____________, 2003, by and between Bar Harbor Banking & Trust Company, a Maine financial institution ("Purchaser") and Androscoggin Savings Bank, a Maine-chartered bank ("Seller"). Capitalized terms used herein which are defined in that certain Purchase and Assumption Agreement, dated as of ____________ ___, 2003, by and between Seller and Purchaser (the "Purchase and Assumption Agreement"), shall have the same meanings herein as therein unless defined herein or the context requires otherwise herein.

                                   WITNESSETH

         WHEREAS, pursuant to the terms of the Purchase and Assumption Agreement, Purchaser agreed to assume certain liabilities and obligations of Seller;

         NOW, THEREFORE, in consideration of the mutual agreements contained in the Purchase and Assumption Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         For value received, Seller hereby assigns, and Purchaser hereby assumes and agrees to perform and discharge, the Assumed Liabilities.

         With respect to the assumption of any Assumed Liability or acceptance of any right, title, interest or obligation, to any Assumed Liability as to which a consent is required for the assignment and assumption thereof, this Agreement shall not constitute an assignment, transfer or sublicense (or attempted assignment, transfer or sublicense) thereof from Seller to Purchaser unless and until such consent is obtained, whereupon this instrument shall automatically and without further action by any party be effective to assign and transfer such Assumed Liability from Seller to Purchaser in accordance with all of the terms and conditions of the Agreement, such assignment and transfer (and the assumption thereof by Purchaser) to be effective as of the date hereof.

         With respect to any Assumed Liability as to which a consent to assignment is not in full force and effect on the date hereof, or as to which any consent obtained is subject to conditions which would materially diminish the value of the benefits to be derived by Purchaser from such assignment, Purchaser shall perform all duties and obligations of Seller thereunder pending the receipt of such consent, Seller shall, at its sole expense, use its best efforts to obtain such consent, and Seller shall make available to Purchaser all the benefits thereof to the maximum extent possible during such period.

         The Assumed Liabilities being assumed pursuant to this Agreement are subject to the terms and conditions of the Purchase and Assumption Agreement. Notwithstanding anything to the contrary set forth herein, if there is any conflict between the terms and conditions of this

Agreement and the terms and conditions of the Purchase and Assumption Agreement, the terms and conditions of the Purchase and Assumption shall control.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall not be relied upon or inure to the benefit of, any other party.

         Any notice, request or other document to be given hereunder or in connection herewith to any party hereto shall be given in the manner described in the Purchase and Assumption Agreement.

         This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Maine.

         IN WITNESS WHEREOF, each of the parties by their respective duly authorized officers has caused this instrument to be executed as of the date first above written.

                                            ANDROSCOGGIN SAVINGS BANK

                                            By:_________________________________
                                               Name_____________________________
                                               Title:___________________________

                                            __________________

                                            By:_________________________________
                                               Name_____________________________
                                               Title:___________________________

                                                                       EXHIBIT D

                     FORM OF SELLER'S OFFICER'S CERTIFICATE

                            ANDROSCOGGIN SAVINGS BANK

                              OFFICER'S CERTIFICATE

         I, ________________, being the duly elected ________________________ of
Androscoggin Savings Bank, a Maine chartered bank ("Seller"), do hereby certify, pursuant to Section 5.2(g) of that certain Purchase and Assumption Agreement, dated as of _______________ ___, 2003, by and between Seller and __________________, a __________________, ("Purchaser") (the "Agreement"), that:

         1. All of the covenants and other agreements required by the Agreement to be complied with and performed by Seller on or before the date hereof have been duly complied with and performed in all material respects.

         2. The representations and warranties made by Seller in the Agreement and in any certificate or other document delivered pursuant to the provisions thereof or in connection with the transactions contemplated thereby are true and correct in all material respects on and as of the date hereof, with the same force and effect as though such representations and warranties had been made on the date hereof; provided however, that the representations and warranties of Seller in the Agreement or in any certificate or other document delivered pursuant to the provisions thereof shall be deemed to be true and correct in all material respects on and as of the date hereof, with the same force and effect as though made on the date hereof, unless the failure to be so true and correct would have a Material Adverse Effect.

         Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate on this ___ day of ____________, 2003.

                               ANDROSCOGGIN SAVINGS BANK

                               By:____________________________________________
                                  Name: Steven A. Closson
                                  Title: President and Chief Executive Officer

                                                                       EXHIBIT E

                      FIRPTA NON-FOREIGN PERSON CERTIFICATE

         Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), provides that a transferee (purchaser) of U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. Pursuant to a Purchase and Assumption Agreement, dated as of ________________ ___, 2004 (the "Agreement") by and between Androscoggin Savings Bank and __________________ ("Purchaser"), Purchaser is purchasing and assuming assets and liabilities associated with a bank branch in Rockland, Maine (the "Branch") from Androscoggin Savings Bank. To inform the Purchaser that withholding of tax is not required upon the sale of the Branch, the undersigned hereby certifies as follows, as required by Section 5.2(j) of the Agreement:

         1. The undersigned is not a nonresident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and income tax regulations);

         2. The undersigned's U.S. employer identification or social security number is ___________; and

         3.       The address of the undersigned is____________________________.

         The undersigned understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

         Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete.

Dated: ___________, 2003

                               _________________________________

                               By:____________________________________________
                                  Name:
                                  Title: President and Chief Executive Officer

                                                                       EXHIBIT F

                     FORM OF PURCHASER OFFICER'S CERTIFICATE

__________________

Officer's Certificate

         I, _________________, being the duly elected _________________ of
__________________, a ________________ ("Purchaser"), do hereby certify, pursuant to Section 5.3(c) of that certain Purchase and Assumption Agreement, dated as of _________________ ___, 2003, by and between Androscoggin Savings Bank, a Maine-chartered bank ("Seller") and Purchaser (the "Agreement"), that:

         1. All of the covenants and agreements required by the Agreement to be complied with and performed by Purchaser on or before the date hereof have been duly complied with and performed in all material respects.

         2. The representations and warranties made by Purchaser in the Agreement or in any certificate or other document delivered pursuant to the provisions thereof or in connection with the transactions contemplated thereby are true and correct in all material respects, on and as of the date hereof, with the same force and effect as though such representations and warranties had been made on the date hereof; provided, however, that the representations and warranties of Purchaser in the Agreement or in any certificate or other document delivered pursuant to the provisions thereof shall be deemed to be true and correct in all material respects on and as of the date hereof, with the same force and effect as though made on the date hereof, unless the failure to be so true and correct would have a Material Adverse Effect.

         Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Agreement

         IN WITNESS WHEREOF, the undersigned has executed this Officer's Certificate on the __ day of _________, 2003.

                                        ____________________________________

                                        By:_________________________________
                                           Name_____________________________
                                           Title:___________________________